                                                                    EXHIBIT 10.8




                                5251 WESTHEIMER




                                LEASE AGREEMENT


                                 BY AND BETWEEN


                          VP 1988-1 LTD., AS LANDLORD

                                      AND

                            PAYMENT SERVICES COMPANY

                                   AS TENANT





                                 March 27, 1990
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                                LEASE AGREEMENT


This Lease Agreement ("Lease") made and entered into on this 27 day of March, 1990 by and between VPM 1988-1 LTD., a Texas limited partnership (hereinafter called "Landlord") and PAYMENT SERVICES COMPANY, a Texas corporation (hereinafter called "Tenant").

                                  WITNESSETH:

                                       I

1.01      Leased Premises.

          (a) Subject to and upon the terms hereinafter set forth,Landlord does hereby lease and demise to Tenant and Tenant does hereby lease and take from Landlord those certain premises containing approximately 76,481 square feet of "Net Rentable Area" (hereinafter defined), such space being comprised of approximately 4,171 square feet of Net Rentable Area in the basement ("Basement") and all of the fifth (5th), seventh (7th), tenth (10th) and eleventh (11th) floors, in the building (the "Building") currently known as 5251 Westheimer, located on a certain tract or tracts of real property (collectively the "Land") located at 5251 Westheimer, Houston, Harris County, Texas and more particularly described on Exhibit "A" attached hereto and made a part hereof for all purposes. The space hereby leased in the Basement and some times referred to herein as the "Basement Space", while the other areas in the Building from time to time subject to this Lease are sometimes herein referred to as the "Office Space." The Basement Space and the Office Space are hereinafter called the "Leased Premises" and are outlined on the floor plan drawings attached hereto as Exhibit "B" and made a part hereof for all purposes. The Land, Building, the Parking Facilities (hereinafter defined) and all other improvements now on the Land and those hereafter added thereto or placed thereon to the extent (but no further) that the same constitute amenities to the Building or are facilities designed to provide services to the Building or the tenants there in and all appurtenances to the foregoing are sometimes collectively referred to herein as the "Property".

          (b) The term "Net Rentable Area", as used herein, shall refer to (i) in the case of an entire floor leased to a single tenant (including, if applicable, the Basement), the total square footage of all floor area measured from the inside surface of the exterior glass line or finished outer wall of the Building to the inside surface of the opposite exterior glass line or finished outer walls, excluding only Service Areas (defined below) and General Common Areas (defined below), plus an allocation
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(calculated as set forth below) of the square footage of the General Common
Areas, and (ii) in the case of a floor leased to more than one tenant (including, if applicable, the Basement), the total square footage of all floor areas within the inside surface of the exterior glass line or finished outer wall of the Building enclosing the Leased Premises and measured to the mid-point of demising walls (i.e., walls separating the Leased Premises from areas leased to or held for lease to other tenants, from On-Floor Common area (defined below), and from General Common Areas) excluding only Service Areas, plus an allocation (calculated as set forth below) of the square footage of the General Common Areas and an allocation (calculated as set forth below) of the square foot age of the On-Floor Common Areas; no deductions from Net Rentable Area shall be made for columns or projections necessary to the Building.

"Service Areas" shall mean the total square footage within (and measured from the midpoint of the walls enclosing, or from the inside surface of the exterior glass enclosing, as the case may be) Building stairs, elevator shafts, flues, vents, stacks, pipe shafts, vertical ducts and other vertical penetrations (other than those necessary to the Building). Areas for the specific use of Tenant or other tenants of the Building or installed at the request of Tenant or other tenants in the Building such as special stairs or elevators are not included within the definition of Service Areas.

"General Common Areas" shall mean the total square footage of those areas within (and measured from the midpoint of the walls or from the inside surface of the exterior glass enclosing) the Building's elevator machine rooms, main mechanical rooms, electrical rooms,and public lobbies, engineering and cleaning staging areas, and other areas not leased or held for lease within the Building but which are reasonably necessary for the proper utilization of the Building or to provide customary services to the Building. The allocation of the square footage of the General Common Areas to the areas of the Building leased from time to time by Tenant shall be equal to the total square footage of the General Common Areas multiplied by a fraction, the numerator of which is the Net Rentable Area of the Leased Premises (excluding the allocation of the General Common Areas) and the denominator of which is the total of all Net Rentable Area contained in the Building (excluding the allocation of the General Common Areas).

"On-Floor Common Areas" shall mean the total square footage of those areas within (and measured from the midpoint of the walls enclosing) public corridors, elevator foyers, rest rooms, mechanical rooms, janitor closets, telephone and equipment rooms, and other similar facilities for the use of all tenants on the floor (including the Basement) on which the Leased Premises are


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located and which are not (other than pursuant to the allocation of On-Floor
Common Areas) included in the leased premises of any other tenant in the Building. The allocation of the square footage of the On-Floor Common Areas to the areas of the Building leased from time to time by Tenant shall be equal to the total On-Floor Common Areas on said floor multiplied by a fraction, the numerator of which is the Net Rentable Area of the portion of the Leased premises (excluding the allocations of General Common Areas and On-Floor Common Areas) located on said floor and the denominator of which is the total of all Net Rentable Area on said floor (excluding the allocations of General Common Area and On-Floor Common Areas).

"Parking Facilities" shall mean the parking structure(s) located on the Land together with any connecting walkways, covered walkways, or other means of access to the Building, if any, and any additional improvements at any time related thereto.

          (c) The Net Rentable Area in the Leased Premises has been calculated on the basis of the foregoing definitions and is hereby stipulated and agreed for all purposes to be 76,481 square feet of Net Rentable Area, regardless of whether the same is actually more or less. The Building contains 213,539 feet of Net Rentable Area.

1.02      Term: Lease Year.

          (a) The term of this Lease for the entire Leased Premises shall be for an initial term ("Term") of ten (10) Lease Years (hereinafter defined) after the Commencement Date (hereinafter defined). This Lease shall be effective from the date of execution; provided, however, that the period during which rent will accrue shall commence on the date (the "Commencement Date"), which date shall be the earlier to occur of (i) the date Tenant actually takes occupancy of any portion of the Leased Premises and commences to conduct its normal and customary business therefrom or (ii) the Completion Date (as defined and determined in accordance with the Work Letter Agreement attached hereto as Exhibit "C") provided, that if (a) the Completion Date has not occurred by November 1, 1990, (b) the delay in the Completion Date is not a result of Tenant delay and (c) the Completion Date occurs on or after November 1, 1990 but before January 1, 1991, then Tenant, at its option, may delay the Commencement Date to the earlier of (x) the date Tenant actually takes occupancy of any portion of the Leased Premises and commences to conduct its normal and customary business therefrom or (y) January 1, 1991. Landlord hereby agrees to keep Tenant advised as to the progress of construction of the Landlord's Work (as defined in Exhibit C to be constructed pursuant to the work Letter Agreement and the anticipated Completion Date in respect thereto.


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          (b)         "Lease Year", as used herein, shall apply to the entire
Leased Premises and shall mean a period of one year during the Term of this Lease and both the First and Second Renewal Terms (hereinafter defined), with the first Lease Year beginning on the Commencement Date and continuing until, but not including, the first annual anniversary of the first Commencement Date. Each Lease Year shall be the same for the entire Leased Premises.

1.03      Use.

          The Leased Premises are to be used and occupied by Tenant (and its permitted assignees and subtenants) in compliance with all applicable laws, rules, regulations and ordinances solely for the purpose of office space and for no other purpose; except that Tenant may maintain in the Leased Premises employee lunchrooms, coffee bars, dining rooms and kitchens for the foregoing and areas for storage, computer operations, telecommunications, repair of Tenant's equipment used with the Leased Premises and other related general office uses. However, any use of the Leased Premises which will affect the exterior appearance of the Building, exceeds structural design capacities of floors or walls, exceeds allocated usage of mechanical, plumbing or electrical systems of the Building or affects ventilation in the Building must have Landlord's prior written approval. Further, the Leased Premises shall not be used for any purpose which would create unreasonable elevator loads or otherwise unreasonably interfere with Building operations, and Tenant shall not engage in any activity which is not in keeping with the first class standards of the Building. Landlord acknowledges that Tenant intends to conduct business on levels 5 and 7 of the Building on a 24 hour per day basis and will require off-hour electrical and air handling services, all of which are hereby consented to by Landlord. Landlord also hereby acknowledges that the conduct of Tenant's business requires, a large concentration of personnel within limited office space area and, subject to Tenant's compliance with applicable fire code and other laws affecting occupancy of the Building, Landlord hereby consents thereto. The Tenant will not keep any substance or carry on or permit any operation which might emit dust or offensive odors or conditions into the Leased Premises or other portions of the Building, or use any apparatus which might make undue noise or create vibrations in the Building.

1.04      [Intentionally Left Blank].

1.05      Survival.

          Any claim, cause of action, liability: or obligation arising under the Term of this Lease and under the provisions hereof in favor of a party hereto against or obligating the other party


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hereto shall survive the expiration or any earlier termination of this Lease.

1.06      Condition of Leased Premises.

          As a material inducement to the Landlord to execute and deliver this Lease, the Tenant agrees that it will accept the Leased Premises and leasehold improvements therein (other than the leasehold improvements to be constructed by the Landlord in accordance with Exhibit C hereto) in its AS IS condition, WITH ALL FAULTS; provided, however, no such acceptance by Tenant shall extend to latent defects. Landlord hereby represents to Tenant that to the best of Landlord's actual knowledge, the Building and Leased Premises are structurally fit for use and occupancy, have adequate facilities for the distribution of utility services, comply with existing applicable law and that the services described in Section 3.01 will be provided (subject to the provisions thereof) in accordance with the terms of this Lease. Except for the representations by Landlord in the immediately preceding sentence hereof, Tenant acknowledges that neither Landlord nor any of its purported representatives or agents has made (and except as noted above Landlord hereby specifically disclaims any and all) representations and warranties of any kind or character as to the physical condition of the Leased Premises (other than the leasehold improvements to be constructed by the Landlord in accordance with Exhibit C hereto), either express or implied, including without limitation, warranties of fitness for any purposes or any particular use or commercial habitability. Tenant acknowledges that Landlord does not warrant that the Leased Premises or the Building are free from asbestos or asbestos containing material or from any other hazardous materials or substances (as defined in Section 4.05(b) below). Tenant acknowledges that it has been provided a copy of the most recent environmental engineering report on the Building prepared by McClelland Management
Services (together with a copy of the supplement thereto dated March 9, 1990) which reports (the "McClelland Reports") reflect the existence of nominal amounts of asbestos in the Building. Landlord has advised Tenant that Landlord intends to proceed with diligence in removing from the Building the asbestos identified in the McClelland Reports in accordance with the abatement procedures recommended therein and, upon completion of such abatement, to cause a subsequent update of the McClelland Reports to be prepared and a copy thereof provided to Tenant. Tenant agrees that the existence of asbestos of the type and nature of that reflected in the McClelland Reports in its present form in the Building shall not constitute an eviction, actual or constructive, of Tenant or entitle Tenant to offset against its obligations hereunder; provided, however, if subsequent to the date hereof (i) hazardous materials or substances of any kind are brought into the Property through no act or omission of Tenant, its agents, contractors or


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employees, or hazardous materials or substances are found to exist in the
Building or (ii) the form of the asbestos existing in the Building as of the date hereof is changed through no act of Tenant, its agents, contractors or employee, such that, in either case, the same are of the nature and quantity that they constitute a present threat to the health of Tenant's employees, as determined by or set forth in standards promulgated or adopted by the city of Houston, State of Texas or other health or governmental officials with jurisdiction over the same, or otherwise render the Leased Premises unusable in substantially the same manner as prior to the discovery of such hazardous material or substance, then Base Rental and other rentals due under this Lease shall abate commencing five (5) business days after the date such materials are determined to constitute a present threat or the Leased Premises have been rendered unusable to the extent and in the proportion that the Leased Premises are unusable in substantially the same manner prior to the discovery until they are again usable. Moreover, if Landlord is unable to remedy the same during the Environmental Cure Period (as hereinafter defined), Tenant shall have the right (in addition to its right to abate rent as described above), to terminate this Lease by providing written notice to Landlord to such effect within thirty (30) days after the expiration of the Environmental Cure Period. As used herein, the term "Environmental Cure Period" shall mean a period of sixty (60) days commencing on the date Landlord receives notice of such hazardous material or substance, or such longer period (not to exceed one year) as may be reasonably required to remedy such condition provided that Landlord commences such remedial efforts within said sixty (60) day period and thereafter diligently prosecutes the same to completion. Tenant shall notify Landlord of the existence of such hazardous material or substance within thirty (30) days after Tenant becomes aware of such condition.

                                       II

2.01      Rental Payments.

          (a) Commencing on the Commencement Date, and continuing thereafter throughout the full Term of this Lease, Tenant hereby agrees to pay the Base Rental (defined below) in accordance with this Section 2.01 and
Section 2.02, and Tenant's Forecast Additional Rental (defined below) and Tenant's Additional Rental Adjustment (defined below) in accordance with this
Section 2.01 and Section 2.03. The Base Rental and Tenant's Forecast Additional Rental shall be due and payable in equal monthly installments on the first day of each calendar month during the Term of this Lease and any extensions or renewals hereof, and Tenant hereby agrees to pay such rent to Landlord at Landlord's address as provided herein (or such other address in the continental United States as may be designated by Landlord from time to time) in advance.


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          (b)         If the Commencement Date is other than the first day of a
calendar month or if this Lease expires on other than the last day of a calendar month, then the installments of Base Rental, Tenant's Forecast Additional Rental and Tenant's Additional Rental for such month or months shall be prorated and the installment or installments so prorated shall be paid in advance. Said installments for such prorated month or months shall be calculated by multiplying the monthly amounts therefor otherwise due hereunder by a fraction, the numerator of which shall be the number of days of the Term of this Lease occurring during said commencement or expiration month, as the case may be, and the denominator of which shall be thirty (30). If the Term expires on other than the first day of a calendar year, Tenant's Forecast Additional Rental and Tenant's Additional Rental shall be prorated for such expiration year by multiplying Tenant's Forecast Additional Rental and Tenant's Additional Rental by a fraction, the numerator of which shall be the number of whole and partial months of the Term during the expiration year and the denominator of which shall be twelve (12). In such event, the calculation described in Section 2.03(d) shall be made as soon as possible after the termination of this Lease. Landlord and Tenant hereby agree that the provisions of this Section 2.01(b) shall survive the expiration or termination of this Lease.

          (c) Tenant agrees to pay all rent and other sums of money as shall become due from and payable by Tenant to Landlord under this Lease at the times and in the manner provided in this Lease, without, except as expressly otherwise provided for in this Lease, abatement, demand, set-off or counterclaim. All rent and other sums of whatever nature owed by Tenant to Landlord under this Lease which are not paid within five (5) business days following the date due shall bear interest from the date due thereof until paid at the maximum non-usurious interest rate per annum allowed by applicable law (or if there is no maximum rate, then 18% per annum).

2.02      Base Rental.

          As used herein, "Base Rental" shall mean an annual amount equal to the product of the yearly rate times the number of square feet of Net Rentable Area of the Leased Premises, as such dollar amount may be adjusted pursuant to the terms of this Lease. Subject to the other provisions of this Lease, for each of the Lease Years described in Column A below, Tenant shall pay Base Rental for each square foot of Net Rentable Area within the Basement Space or the Office Space, as the case may be, the amount set forth opposite in Column B and Column C, as the case may be, below:


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
      Column A                      Column B                         Column C
      --------                      --------                         --------
    (Lease Years)            (Base Rental per square         (Base Rental per square
                               foot of Net Rentable            foot of Net Rentable
                              Area in Office Space)           Area in Basement Space)
          1 1990/91               $  6.35                            $  7.00
          2 1991/92                  6.85                               7.00
          3 1992/93                 16.00                               7.00
          4 1993/94                 17.39                               7.00
          5 1994/95                 19.63                               7.00
          6 1995/96                 20.63                              11.00
          7 1996/97                 21.63                              11.00
          8 1997/98                 22.63                              11.00
          9 1998/99                 23.63                              11.00
         10 1999/2000               23.63                              11.00

2.03      Additional rental.

          (a) Commencing with calendar year 1991 and continuing thereafter for each calendar year during the Term and any renewals thereof, Landlord shall present to Tenant not less than forty-five (45) days prior to the beginning of said calendar year a statement of Tenant's Forecast Additional Rental for such calendar year.

          (b)         As used herein, "Tenant's Forecast Additional
Rental" shall mean Landlord's reasonable estimate of Tenant's Additional Rental (defined below) for the coming calendar year.

          (c) "Tenant's Additional Rental," as that term is used herein, shall be computed on a calendar year basis and shall mean the Tenant's Percentage Share (defined below) of Operating Expenses (defined below), to the extent such sum exceeds Tenant's Percentage Share of Operating Expenses during the "Base Year". The "Base Year" is the calendar year 1990. As used herein, "Tenant's Percentage Share" shall mean a fraction, the numerator of which is the total number of square feet of Net Rentable Area within the Leased Premises and the denominator of which is the total square footage of all Net Rentable Area in the Building leased or held for lease. For the purposes of this Lease, the "Tenant's Percentage Share" shall be thirty-five and eight thousand one hundred fifty-nine ten thousandths percent (35.8159%) provided, however, that in the event that the amount of space leased by Tenant shall increase or decrease subsequent to the beginning date of the Term of this Lease, whether pursuant to an option to expand or otherwise, Tenant's Percentage Share shall be appropriately adjusted by Landlord.

          (d) No later than one hundred twenty (120) days after the end of calendar year 1990, Landlord shall deliver to Tenant a


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statement (certified by Landlord as true and correct) of Operating Expenses for calendar year 1990. No later than one hundred twenty (120) days after the end of the calendar year 1991 and of each calendar year thereafter during the Term of this Lease, Landlord shall provide Tenant a statement (certified by Landlord as true and correct) comparing the Base Year's Operating Expenses and Operating Expenses for each such calendar year and a statement prepared by Landlord comparing Tenant's Forecast Additional Rental with Tenant's Additional Rental. Each such statement shall be accompanied by materials reflecting expenditure of operating costs by category, which categories shall be utilized on a consistent basis (together with any categories here after created) through out the term hereof for the purpose of reporting Operating Expenses. In the event that Tenant's Forecast Additional Rental exceeds Tenant Additional Rental actually paid by Tenant for said calendar year, Landlord shall pay Tenant (in the form of a credit against rentals next due or, if such overpayment is attributable to the last year of the Term, or any renewal thereof, then in the form of Landlord's check which shall be delivered to Tenant within thirty days after the determination of the amount of such over payment) an amount equal to such excess. In the event that the Tenant's Additional Rental exceeds Tenant's Forecast Additional Rental for said calendar year, Tenant hereby agrees to pay Landlord, within thirty (30) days of receipt of the statement, an amount equal to such difference ("Tenant's Additional Rental Adjustment"). The provisions of this paragraph shall survive any expiration, termination or cancellation of this Lease.

          (e) Tenant, at Tenant's sole cost and expense, shall have the right, to be exercised by written notice given to Landlord within one hundred eighty (180) days after receipt of the aforesaid statement showing Operating Expenses for the preceding calendar year, to audit, at the place in Houston, Texas where Landlord maintains its books and records, Landlord's books and records pertaining only to such Operating Expenses for such preceding calendar year, provided such audit commences within sixty (60) days after Tenant's notice to Landlord and thereafter proceeds regularly and continuously to conclusion and, provided further, that such audit does not unreasonably interfere with the conduct of Landlord's business. Landlord agrees to cooperate in good faith with Tenant in the conduct of any such audit. If such audit reflects an overstatement in Landlord's calculation of operating Expenses of five percent (5%) or more, then in addition to refunding any excess payments of Tenant's Additional Rental made by Tenant, Landlord shall reimburse Tenant for the reasonable cost and expenses incurred by Tenant in causing such audit to be performed. In that regard, Tenant shall provide to Landlord copies of all bills, invoices and vouchers evidencing payments made or expenses incurred by Tenant in conducting such an audit.


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2.04      Operating expenses.

          (a) "Operating Expenses," for each calendar year, shall consist of all operating costs (defined below) for the Property.

          (b) For the purposes of this Lease, "operating costs" shall mean all reasonable and necessary expenses, costs and accruals (excluding therefrom those items hereinafter provided) of every kind and nature, computed on an accrual basis in accordance with generally accepted accounting principles consistently applied, incurred, paid or accrued in connection with, or relating to, the ownership, maintenance, or operation of the Property during each calendar year, including, but not limited to, the following:

                      (1) management fees of the Building manager not to exceed, however, three percent (3%) of the gross rentals collected from tenants in the Building excluding rent charged to tenants for use of the Parking Facilities so long as the same are operated and managed by an independent third party operator (for such periods as Landlord or its affiliates operate the same, rent paid by tenants for the use of the Parking Facilities shall be included in "gross rentals" for the purpose of calculating management fees);

                      (2) wages and salaries, including taxes, insurance and benefits, of all on and off-site employees (exclusive of Landlord's executive personnel above the level of Building Manager) engaged in the operation, maintenance and access control of the Building; provided, however, that if during the Term of this Lease any such employees are working on other projects of Landlord as well as the Building, their wages, salaries and related expenses shall be appropriately allocated among all such projects and only that portion of such expense applicable to the Property (as reasonably allocated by Landlord) shall be included in Operating Expenses and, in addition, a reasonable rental amount for that portion of the on-site Building management office, or if none is utilized, that portion of the off-site management office (which shall be located in the building commonly known as "5333 Westheimer" located at 5333 Westheimer, Houston, Texas) reasonably allocated to the Building by Landlord (but in no event more than 2,700 square feet of rentable area) shall be included in Operating Expenses;

                      (3) cost of all supplies, tools, equipment and materials to the extent used in operations and maintenance of the Property, as reasonably allocated by Landlord;


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                 (4)      cost of all utilities including, but not limited to,
         the cost of electricity, the cost of water and the cost of power for heating, lighting, air conditioning and ventilating;

                 (5) cost of all maintenance and service agreements for the Property and the equipment therein, including, but not limited to, access control service, refuse removal, garage operations, window cleaning, elevator maintenance, janitorial service and landscaping maintenance;

                 (6) cost of repairs and general maintenance excluding (a) repairs, alterations and general maintenance paid by proceeds of insurance, by Tenant or by third parties, (b) repairs and general maintenance required to be paid by other tenants or which would have been paid by insurance required to be maintained by Landlord under this Lease, but which insurance Landlord has failed to maintain through no fault of Tenant, (c) alterations attributable solely to tenants of the Building other than Tenant and (d) repairs and maintenance attributable to the negligence or willful misconduct of Landlord, its agents, contractors or employees, in the operation, maintenance or repair of the Property;

                 (7) amortization of the cost (together with reasonable financing charges and installation costs) of any capital investment items, system, apparatus, device, or equipment which is installed for the principal purpose of (i) reducing Operating Expenses, (ii) promoting safety or (iii) complying with governmental requirements which become effective after the Commencement Date;

                 (8) the cost of all insurance, including, but not limited to, the cost of casualty, rental abatement and liability insurance, and insurance on Landlord's personal property used in connection with the ownership, operation and maintenance of the Property, plus the cost of all deductible payments made by Landlord in connection therewith;

                 (9)      the cost of reasonable accounting fees;

                 (10) all taxes, assessments and governmental charges, whether or not directly paid by Landlord, whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Property or by others subsequently created or otherwise,


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

         and any other taxes and assessments attributable to the Property or their operation, excluding, however, taxes on Landlord's personal property not used in connection with the ownership, operation and maintenance of the Property, taxes and assessments attributable to the personal property of other tenants, federal and state taxes on income, death taxes, franchise taxes, and any taxes imposed or measured on or by the income of Landlord from the operation of the Property or imposed in connection with any change in ownership of the Property; provided, however, that if at any time during the Term of this Lease, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon shall be discontinued and as a substitute therefor, or in lieu of or in addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed or imposed, wholly or partially, as a capital levy or otherwise, on the rents received from the Property or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed with respect to the Property, shall be deemed to be included within the operating costs. Consultation, legal fees and costs resulting from any challenge (or consideration of a challenge) of tax assessments as reasonably allocated by Landlord shall also be included in operating costs. It is agreed that Tenant will be responsible for ad valorem taxes on its personal property. In the case of special taxes and assessments which may be payable in installments, only the amount of each installment accruing during a calendar year shall be included in the operating costs for such year.

         No single item of expense representing an operating cost shall be included as such more than once (although expense items of the same category will be so included) and in no event shall Tenant be charged more than once for any single item of expense previously included in operating costs.

         The Property includes within its boundaries a retail shopping center ("Shopping Center"), such Shopping Center being shown as the cross-hatched area on Exhibit "A-1" attached hereto and made part hereof for all purposes. It is the Landlord's and Tenant's intent, however, that "operating costs" for purposes of this Lease include only those expenses and costs related to the ownership, maintenance or operation of all portions of the Property other than the Shopping Center. The
         Landlord and Tenant acknowledge, however, that certain items constituting "operating costs" are and shall be incurred by Landlord for the entire Property including, by way of example, but without limitation, ad valorem taxes and insurance premiums. As to the "operating costs" which are incurred as to the entire Property, the same shall be reasonably prorated by Landlord with 91.4792% thereof being allocated to the Building and included in "operating costs" for the purposes of this Lease.

         Notwithstanding the foregoing provisions of this Section
         2.04(b), "operating costs" shall not include any of the following:

                 (i) Any costs or expenditures for which Landlord is entitled to reimbursement by Tenant (other than pursuant to this Section 2.04(b)), any other tenant of the Property (other than for general reimbursement of operating costs or increases therein) or any other third parties, or from insurance or condemnation proceeds.

                 (ii) Any overhead, administrative or general office expense other than that represented by the management fee provided for in this Section 2.04(b).

                 (iii) The cost of completing initial construction of the Building or the cost of constructing leasehold improvements for specific tenants, including all common areas and tenant occupied spaces.

                 (iv) The cost of correcting defects in construction of the Property or in the Building or Parking Facilities equipment, except that conditions not occasioned by construction defects resulting from ordinary wear and tear and use shall not be deemed defects for the purpose of this category.

                 (v) Leasing commissions, ground rentals, non-cash items, debt service and other debt costs, and advertising and promotional expenditures.

                 (vi) Any cost or expenditure attributable to a breach by Landlord of its covenants, obligations and duties under this Lease that would not have been incurred but for such breach.

                 (vii) The cost of any work or service performed for, or materials, items, or facilities furnished to, any tenant of the Property to a materially greater extent or in a materially more favorable manner than that furnished generally to all tenants of the Property.

                 (viii)   The cost of artwork used to decorate the Property.

                 (ix) Landlord's central office or its operations conducted, or employees engaged therein (except to the extent provided in Section 2.04(b)(1);

                 (x) Capital improvements and additions to the Property or any non-cash items such as depreciation and amortization, except to the extent permitted by Section 2.04(b)(7);

                 (xi) Expenses and wages of leasing personnel and leasing commissions, attorneys' fees and other costs and expenses incurred by Landlord in (i) leasing space in the Property (including, without limitation, cost of tenant improvements made in the Property by Landlord in connection therewith or any amounts paid by Landlord in the settlement of, or by assumption of, any prior lease obligations of a prospective tenant) or (ii) any litigation, or the negotiation or settlement of any dispute, between Landlord and any person or entity with respect to the ownership, sale, financing or refinancing, operation or maintenance of the Property including, without limitation, the enforcement of any lease obligation except to the extent that such litigation, dispute or cost incurred in the operation or maintenance of the Property is caused by the negligence or willful misconduct of Tenant, its agents, contractors or employees;

                 (xii) Any costs incurred in connection with the sale, refinancing, mortgaging or change in ownership of the Property or any portion thereof, including, without limitation, brokerage commissions, attorneys' and other professional fees, closing costs and interest charges;

                 (xiii) Overhead or profits increment paid to subsidiaries of affiliates of Landlord for services on or to the Property to the extent such overhead or profit increment exceeds that which would have been earned or paid to an independent, third party provider of the same or similar services;

                 (xiv) Costs incurred due to any violation by Landlord of the terms and conditions of any lease in the Property or of any ground lease or mortgage encumbering the Property unless caused by the acts or omissions of Tenant, its contractors, agents or employees, or any cost, fines or penalties incurred by Landlord due to any failure by Landlord to comply with all federal, state and local laws, rules and regulations in its ownership, operation or maintenance of the Property unless caused by the acts or omissions of Tenant, its agents, contractors and employees in the performance of its obligations under this Lease;

                 (xv) Any cost or expenses incurred by Landlord in the ownership, operation or maintenance of any retail space which is located on the Land but is not within the Building; and

                 (xvi) Expenses and costs relating in any way to the encapsulation, removal, replacement, repair or abatement of any hazardous materials within the Property unless the existence of the same is caused by the acts or omissions of Tenant, its agents, contractors or employees.

         (c) Notwithstanding any language contained herein to the contrary, Tenant hereby agrees that, during any calendar year in which the entire Building is not provided with Building Standard Services (as defined in Section
3.01 below) or is not completely occupied, Landlord shall compute all Variable Operating Costs (defined below) for such calendar year as though the entire Building was provided with Building Standard Services and was completely occupied. For purposes of this Lease the term "Variable Operating Costs" shall mean any operating cost that is variable with the level of occupancy of the Building (e.g. tenant utilities and tenant cleaning services) as reasonably determined by Landlord. In the event that Landlord excludes from "operating costs" any specific costs billed to or otherwise incurred for the particular benefit of specific tenants of the Building, Landlord shall have the right to increase "operating costs" by an amount equal to the cost of providing standard services similar to the services for which such excluded specific costs were billed or incurred.

2.05     [Intentionally Left Blank].

2.06     Relocation Expense Allowance.

         On the Commencement Date and provided Tenant is not in default hereunder, the Landlord will reimburse the Tenant for Tenant's out-of-pocket relocation expenses in an amount equal to the sum of (a) $76,481.00 plus (b) the product of 76,481 times the Savings. The term "Savings" as used in this
Section 2.06 means the
amount, if any, by which the actual costs and expenses incurred by Landlord (including a fee of 2% of the hard costs to be paid to Landlord as a fee for its services in connection with construction of the Landlord's Work, plus the allowance to be provided by the Landlord for the Card-Key Access System as provided above, is less than $22.50; provided, however, for purposes of this
Section 2.06, the maximum amount of Savings for which Landlord shall reimburse Tenant shall be limited to $2.00 and as to any Savings in excess of $2.00, Tenant shall receive a credit equal to the amount of such savings in excess of $2.00 against the first Base Rental or Additional Rental due under this Lease. The amount of Savings shall be determined upon Completion (as defined in Exhibit C) of the Landlord's Work and verification of the costs and expenses incurred by Landlord in connection therewith.

2.07     Renewal Options.

         Tenant is hereby granted two options to renew this Lease for successive five (5) year periods upon the terms and conditions set forth in Exhibit D attached hereto and made part hereof for all purposes.

2.08     Prevailing Market Base Rental Rate.

         (a) As used in this Lease, the term "Prevailing Market Base Rental Rate" shall mean the annual rental rate which a willing landlord and willing tenant would agree upon for the lease of space in the Galleria area of Houston, Texas for space comparable to the space in the Building (including, in the case of the Leased Premises, all of the Landlord's Work but excluding the Tenant's Work [as defined in Exhibit C attached hereto]) for which the Prevailing Market Base Rental Rate is being determined (taking into consideration use, location and/or floor level within the applicable building compared to the location in the Building of the floors subject to this Lease [i.e., the Leased Premises include the 10th and 11th floors of the Building which are the top two floors thereof and comparative space therefor shall be the top two floors of comparable buildings], definition of net rentable area, leasehold improvements existing in the comparable space plus build-out allowance offered by the Landlord in connection with the leasing thereof, quality and location of the applicable building, rental concessions such as abatements, moving allowances or landlord's assumption of the tenant's existing lease obligations the time the particular rate under consideration became effective, relative operating expenses and relative services provided). It is agreed that bona fide written offers to lease the relevant space made to Landlord by third parties may (but shall not be required to) be used by Landlord as an indication of Prevailing Market Base Rental Rate.

         (b)     Whenever in this Lease (including, without limitation, Section
2.07 hereof and the exhibit related thereto) a provision calls for a rental rate to be, or to be adjusted to, the Prevailing Market Base Rental Rate, the Landlord and Tenant shall first attempt to mutually agree upon the same during the thirty (30) day period which commences no sooner than one hundred eighty
(180) days prior to the date the adjustment to the Prevailing Market base
Rental Rate is to become effective; provided, that, in the event that Landlord and Tenant are unable to agree upon the Prevailing Market Base Rental Rate within said thirty (30) day period, the Landlord and Tenant shall each select, within ten (10) days after the expiration of said thirty (30) day period, an independent MAI appraiser to determine the Prevailing Market Base Rental Rate and such appraiser shall be instructed to do so within thirty (30) days from the date of his appointment. If the Prevailing Market Base Rental Rate as determined by the respective appraisers are within five percent (5%) of each other, the Prevailing Market Base Rental Rate shall be deemed to be the average of the two rates; provided, that, if the Prevailing Market Base Rental Rate as determined by the respective appraisers are more than five percent (5%) apart, the two (2) appraisers shall jointly select a third independent MAI appraiser within thirty (30) days after the first thirty (30) day period provided for above whose determination of the Prevailing Market Base Rental Rate (which, in all cases, shall be no lower than the lowest determination or higher than the highest determination by the initial two (2) appraisers selected by Landlord and Tenant) shall be conclusive and binding upon both Landlord and Tenant. All appraisers selected hereunder shall be qualified, independent MAI (or any successor institution thereto) appraisers who shall have been actively engaged for the five (5) year period immediately preceding the date of their selection in appraising rental value of leaseholds in the Galleria area of Houston, Texas and immediately surrounding areas.

         Landlord and Tenant shall each bear the cost of the appraiser selected by it and shall share equally in the costs and expenses of the third appraiser, if selected. If Landlord or Tenant shall fail to select an appraiser when required to do so by the provisions hereof, the determination of the appraiser selected by the other party shall, if made in good faith, be conclusive and binding on both Landlord and Tenant.

         (c) Whenever in this Lease a provision calls for a rental rate to be, or be adjusted to, the Prevailing Market Base Rental Rate, Tenant shall continue to pay Tenant's Forecast Additional Rental and Tenant's Additional Rental with respect thereto. In the event the Prevailing Market Base Rental Rate is determined to be a "gross" rate (i.e. the rate includes an allowance for operating expenses), the Base Rental payable by Tenant during the First or

Second Renewal Term, is the case may be, shall be equal to the applicable Prevailing Market Base Rental Rate reduced by an amount equal to the Tenant's Additional Rental for the calendar year immediately preceding the year in which the Prevailing Market Base Rental Rate is being determined.

2.09     Access System Allowance.

         Provided that Tenant is not in default under this Lease and no event has occurred which with the giving of notice, the lapse of time or both could ripen into a default) Landlord will reimburse the Tenant for Tenant's out-of-pocket expenses incurred in connection with the design, construction and installation of the Card-Key Access System up to a maximum of $25,000, such sums to be paid to Tenant upon completion of installation of the same. All other costs and expenses incurred in connection with the installation, operation, maintenance and monitoring of the Card-Key Access System shall be paid by and separately contracted for by Tenant. Tenant shall maintain separate records as to such costs and expenses actually incurred and upon completion of installation of the Card-Key Access System shall present the same to Landlord for verification of the amounts due Tenant by Landlord under this
Section 2.09. "Card-Key Access System" shall mean and refer to the card-key access system to be designed by or at the direction of Tenant (with approval thereof by Landlord, which approval shall not be unreasonably withheld or delayed) containing card-key access control to the Leased Premises, the Building, the Property and the Tenant's Unassigned Parking Area (hereinafter defined).

2.10     Expansion Options.

         Tenant is hereby granted three (3) options to lease additional space in the Building upon the terms and conditions set forth in Exhibit E attached hereto and made part hereof for all purposes.

2.11     Right of First Refusal.

         Tenant is hereby granted certain rights of first refusal in respect to the leasing of space in the Building upon the terms and provisions set forth in Exhibit F attached hereto and made part hereof for all purposes.

2.12     Architectural and Engineering Expense Allowance.

         On the Commencement Date and provided Tenant is not then in default be render, the Landlord will reimburse Tenant for Tenant's out-of-pocket expenses paid to its architects and engineers in connection with the preparation of working drawings, plans and specifications for construction of the leasehold improvements to be constructed in accordance with exhibit C attached hereto up to a maximum amount of $114,721.50.


2.13     Additional Adjustments to Base Rental.

         As set forth in Exhibits D, E and F attached hereto, Base Rental may be adjusted from time to time. Upon any such adjustments to Base Rental, the parties shall, upon the request of either of them, execute and deliver an amendment to this Lease reflecting such adjustment.

2.14     Initial Leasehold Improvements.

         The Initial Leased Premises subject to this Lease (i.e., the approximate 76,481 square feet of Net Rentable Area in the Building described in Section 1.01 of this Lease) shall be improved in accordance with the Work Letter Agreement attached hereto as Exhibit C. Landlord, at its sole cost and expense (subject to the provisions of Exhibit C), shall construct or cause Landlord's Contractor (as defined in Exhibit C) to construct the Landlord's Work (as defined in Exhibit C). Tenant, at its sole cost and expense, shall be responsible for constructing the Tenant's Work.

                                      III

3.01     Services.

         So long as Tenant is not in default hereunder, Landlord shall furnish the following services to the Leased Premises during the Term of this Lease ("Building Standard Services"):

         (a) Hot and cold water and common use rest rooms and toilets at locations provided for general use and as reasonably deemed by Landlord to be standard for the comfortable use and occupancy of the Building, such service to be provided 24 hours per day, each day during the Term (and all renewals thereof).

         (b) Subject to curtailment as required by governmental laws, rules or mandatory regulations, (i) central heat and air conditioning in season, at such temperatures and in such amounts as are reasonably deemed by Landlord to be standard for the comfortable use and occupancy of the Building, and on such dates and at such times as are more particularly described on Exhibit G attached hereto and incorporated herein and (ii) all necessary air handling; such air handling shall be of the same quality as when Building heaters and chillers are being used and in sufficient quantity to enable Tenant to operate its independent heaters and chillers and shall be provided at all times when Building Standard heating and chilling service is not being provided. As reflected in the Working Drawings (as defined in Exhibit C) Landlord, as part of Landlord's Work, shall install the independent heating and chiller equipment on the roof of the Parking Facilities at or near the northwest corner thereof.

         (c) Routine maintenance and electric lighting service for all public areas and special service areas of the Building in the manner and to the extent reasonably deemed by Landlord to be standard for the comfortable use and occupancy of the Building provided, that electric lighting service shall be provided on a 24 hour per day basis to public corridors and elevators to enable Tenant access to those floors on which Tenant conducts continuous, 24 hours per day operations.

         (d) Janitor service shall be provided five (5) days per week, exclusive of holidays, in a manner that Landlord reasonably deems to be consistent with that provided in buildings similarly situated to the Building; provided, however, no janitorial service shall se provided to Tenant's main computer room or other restricted access areas within the Leased Premises and if Tenant's floor coverings or other improvements are other than Building Standard (such non Building Standard items to be identified as such by Landlord during Landlord's review of the Tenant Working Drawings) Tenant shall pay one hundred and fifteen percent (115%) of the actual additional cleaning cost, if any, attributable thereto. At Tenant's request and upon payment to Landlord of one hundred fifteen percent (115%) of the actual cost therefor, Landlord shall provide additional janitorial services to the Leased Premises; provided, however, Landlord shall provide off hours Janitorial Service (as defined in Exhibit G hereto) upon the terms and conditions set forth in Exhibit G hereto.

         (e) Access control services for the Property on a 24 hour per day basis and otherwise comparable as to coverage, control and responsiveness (but not necessarily as to means for accomplishing same) to other similarly situated multi-tenant office buildings in the Galleria area of Houston, Texas; provided, however, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, any liability or loss to Tenant, its agents, employees, guests, invitees and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Leased Premises or the Property, and Tenant hereby releases Landlord from all liability for such losses, damages or injury.

         (f) Sufficient electrical capacity on a 24 hour per day basis to operate (i) incandescent lights, typewriters, calculating machines, photocopying machines and other machines of similar low voltage electrical consumption (120/208 volts), provided that the total rated electrical design load for said lighting and machines of low electrical voltage shall not exceed one (1.00) watt per square foot of Usable Area (defined below); and (ii) lighting and equipment of high voltage electrical consumption (277/480 volts), provided that the total rated electrical design load for said lighting and equipment of high electrical voltage shall not exceed three and four-tenths (3.40) watts per square foot of Usable
Area (each such rated electrical design load to be hereinafter referred to as the "Building Standard rated electrical design load"). Tenant shall be allocated Tenant's pro rata share of the Building Standard circuits provided on the floor(s) Tenant occupies. The term "Usable Area" shall mean the Net
Rentable Area within the Leased Premises minus all On-floor Common Areas and General Common Areas included therein.

                 As reflected in the Working Drawings for the initial construction of leasehold improvements to the Leased Premises, Tenant requires electrical capacity in excess of the Building Standard electrical design load. As reflected on the Working Drawings, the Tenant Operating Equipment (as defined in Exhibit C here to) and certain other electrical facilities within the Leased Premises shall be separately circuited and metered and Tenant shall be billed for and pay the costs of electricity consumed by such Tenant Equipment and other facilities on the basis set forth on Exhibit G attached hereto. Landlord, in approving the Working Drawings, consents to such additional consumption of electricity by Tenant and agrees to make available throughout the Term, and any renewal thereof, sufficient electrical capacity and facilities to operate the Tenant Operating Equipment and other facilities circuited and metered through the separate Tenant meter.

                 With regard to any construction of leasehold improvements other than the initial improvements to the Leased Premises, should Tenant's total rated electrical design load exceed the Building Standard rated electrical design load for either low or high voltage electrical consumption, or if Tenant's electrical design requires low voltage or high voltage circuits in excess of Tenant's share of the Building Standard circuits, Landlord may elect, at its option, (and at Tenant's expense) to install one (1) additional high voltage panel and/or one (1) additional low voltage panel with associated feeders and equipment, based on a maximum of two (2) such additional panels per floor for all tenants on the floor (which additional panels, feeders and equipment shall be hereinafter referred to as the "additional electrical equipment). If the additional electrical equipment is installed because
Tenant's low or high voltage rated electrical design load exceeds the applicable Building Standard rated electrical design load, then a meter shall also be added (at Tenant's expense) to measure the electricity used through the additional electrical equipment. The design and installation of any additional electrical equipment (or any related meter) required by Tenant shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld). All expenses incurred by Landlord in connection with the review and approval of any additional electrical equipment shall also be reimbursed to Landlord by Tenant. If any of Tenant's electrical equipment requires conditioned air in excess of Building Standard air conditioning, the same shall be installed by Landlord (on Tenant's behalf), and Tenant shall pay all design,installation, metering and operating costs relating thereto.

         (g) All Building Standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in General Common Areas, Service Areas and On-Floor Common Areas.

         (h) Non-exclusive multiple cab passenger elevator service to the Leased Premises during Building Operating Hours and at least one (1) cab passenger elevator service to the Leased Premises twenty-four (24) hours per day (all subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal building operating systems) with freight elevator service available at other times upon reasonable prior notice to Landlord and at such times as have been scheduled with Landlord.

               To the extent the services described in subsection 3.01 (1),
(b), (c), (f) and (h) above require electricity and water supplied by public utilities, Landlord's covenants thereunder shall only impose on Landlord the obligation to use its good faith, reasonable efforts to cause the applicable public utilities to furnish the same through facilities suitably located on the Land. Tenant shall have the right (but not the obligation) to utilize one or more portable electrical generators to provide electricity to the Leased Premises during any interruption of such service. Failure by Landlord to furnish the services described in this Section 3.01, or any cessation or slow-down thereof, shall not render Landlord liable for damages to either person or property, nor be construed as an eviction, actual or constructive, of Tenant, nor (except as hereinafter provided) work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. In addition to the foregoing, should any of the equipment or machinery, for any cause, fail to operate, or function properly, Tenant (except as expressly set forth hereinbelow) shall have no claim for rebate of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom; provided, however, Landlord agrees to use reasonable efforts to promptly repair said equipment or machinery and to restore said services. Notwithstanding anything herein to the contrary, with respect to the services described in Subsection (a), (b), (c), (f) and (h) only, if such interruption in a service described in said subsections (i) has not been caused by the acts or omissions of Tenant, its agents, contractors or employees and continues for a period of five (5) consecutive business day, then Base Rental and all other rentals under this Lease shall abate commencing on said fifth (5th) day in proportion that the Leased Premises are unusable in substantially the same manner as prior to said interruption until they are again so usable or (ii) has not been caused by the acts or omissions of Tenant, its agents, contractors or employees and continues for a period of one hundred twenty (120) consecutive business days, then Tenant shall have the right and option (in addition to the abatement described above) to terminate this Lease by providing Landlord written notice of such election within thirty (30) business days following the expiration of said one hundred twenty (120) consecutive business day period. Upon the giving of such notice, Tenant shall vacate the Leased Premises within one hundred twenty (120) days thereafter.

3.02     Key and Locks.

         As described in Section 2.09 above, Tenant shall be responsible for design, operation, maintenance and monitoring of the Card-Key Access System including, without limitation, distribution to its employees of card-keys therefor. Tenant agrees to provide Landlord a list of its employees who have been issued card-keys and the card-key identification number for each of them, which listing shall be updated by Tenant not less often than monthly throughout the Term. No additional locks or access restraints shall be allowed on any door of the Leased Premises without Landlord's permission. Upon termination of this Lease, Tenant shall surrender to Landlord all such card keys and keys to any other locks or doors entering or within the Leased Premises, the Parking Facilities or the Property, and give to Landlord the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in the Leased Premises.

3.03     Graphics, Building Directory Board and Name.

         Landlord shall provide and install, at Tenant's expense,the signage about the Building described in Exhibit H attached hereto, and, at Landlord's expense, Landlord shall install all graphics, letters, and numerals at the entrance to the Leased Premises and identification strips (based on the ratio that the Net Rentable Area of the Leased Premises bears to the total Net Rentable Area of the Building) containing a listing of Tenant's name and such other information as Tenant shall reasonably require on the Building directory board in the main lobby of the Building. All such letters and numerals shall be in the Building standard graphics except that Landlord hereby approves Tenant's installation of a directory board (in Building Standard size and form) in the elevator lobby of each floor (other than the main lobby on the ground floor) in the Building leased fully to Tenant. Tenant agrees that Landlord shall not be liable for any inconvenience or damage occurring as a result of any error or omission in any directory or graphics. No signs, numerals, letters or other graphics shall be used or permitted on the exterior of, or may be visible from outside, the Leased Premises, unless approved in writing by Landlord. Upon the Commencement Date for the initial Leased Premises, the Building shall be renamed as the "Telecheck Plaza" and appropriate changes shall be made to the Building directory reflecting such change. Landlord shall have the right to change the Building name if at any time during the Term, or any renewal, the named Tenant herein (i.e., Payment Services Company) is actually occupying less than 20,000 square feet of Net Rentable Area.

         Landlord covenants and agrees that so long as this Lease shall remain in effect, Landlord shall not permit (i) any signage to be placed on the outside of the Building other than Tenant's sign to be placed thereon or (ii) any signage to be placed on the outside of the Building Annex (located at the northeast corner of the Land) other than signage for a commercial or retail banking facility located on the east, north and south wall of the Building Annex.


3.04     Parking.

         (a) Landlord has advised Tenant that Landlord plans to re-stripe the Parking Facilities in an attempt to provide additional spaces for the parking of automobiles herein. Landlord agrees to provide for the Term 358 parking permits for the parking of automobiles in the Parking Facilities designated by Landlord; provided, however, only forty (40) of the parking permits will be on a reserved basis and shall be those parking spaces in the basement level of the Parking Facilities shown on Exhibit J attached hereto and made part hereof. The foregoing number of parking permits to be provided to Tenant is based upon a presumed ratio of approximately 4.68 spaces per 1000 square feet of Net Rentable Area in the Building, a ratio Landlord hopes to achieve upon re-stripping the Parking Facilities. In the event the ratio (after re-stripping) is less than 4.68 per 1000 square feet of Net Rentable Area in the Building, the number of permits to be provided Tenant hereunder shall be adjusted downward (but in no event below 3.8 spaces per 1000 square feet of Net Rentable Area in the Leased premises) so that tenant is initially provided with its allocable share (based upon the number of square feet of Net Rentable Area in the Leased Premises) thereof; provided, however, no such downward adjustment shall affect Tenant's rights to rent additional unassigned parking permits as hereafter provided for in this Section 3.04(a). The areas (the "Tenant's Unassigned Parking Area") in the Parking Facilities for vehicles parked with the unassigned, non-reserved parking permits rented by Tenant shall be distinguished from other areas in the Parking Facilities by one or more entry/exit gates constructed by Tenant as part of the Card-Key Access System. Access to and from these areas shall require use of the card keys used for the Card-Key Access System. The Tenant's Unassigned Parking Area shall be the first 318 parking spaces in the Parking Facilities commencing at the uppermost parking level in the Parking facilities and counting downward towards the lower levels of the parking facilities. The entry/exit gate shall be located within the Parking Facilities so that behind the same there is an aggregate of 318 parking spaces. To the extent Tenant leases additional spaces during the Term, the entry/exit gate will be relocated (downward in the Parking Facilities), at Tenant's cost and expense, so that behind the same there is a parking space for each unassigned, non-reserved parking permit leased by Tenant pursuant hereto. Upon presentation to Landlord of evidence reasonably satisfactory to Landlord that the then number of parking permits leased by Tenant hereunder is inadequate to accommodate Tenant's actual parking needs, Tenant shall be entitled to rent additional unassigned permits (up to a maximum of 5.0 parking permits for each 1,000 square feet of Net Rentable Area in the Leased Premises). Irrespective of the presentation of such reasonably satisfactory evidence, Landlord shall nonetheless have no obligation to provide Tenant additional unassigned permits if subsequent thereto there remain insufficient parking spaces in the Parking Facilities available for rent to provide 3.5 parking spaces for each 1,000 square feet of Net Rentable Area in the Building not then being leased by Tenant pursuant to this Lease. Landlord covenants and agrees that in connection with leasing of space in the Building to third parties after the date hereof, the average number of parking permits rented to such tenants shall not exceed 3.5 spaces per 1,000 square feet of Net Rentable Area in the Building covered by such leases unless Landlord makes provision for terminating the rental arrangement therefor in connection with fulfilling its agreements hereunder. In no event, however, shall Tenant ever be entitled to rent (nor shall Landlord be obligated to provide) parking spaces in excess of the capacity of the Parking Facilities. Notwithstanding any contrary provisions hereof, the rights of Tenant hereunder shall terminate or expire simultaneously with the termination, cancellation or expiration of the Lease. Tenant shall provide to Landlord such information and documentation evidencing the number of Tenant's full and part-time employees located within the Leased Premises, as Landlord shall reasonably request from time to time.

         (b)   There shall be no rent payable for Parking for the first four
(4) Lease Years. Thereafter during the initial Term, rent for the unassigned parking spaces shall be charged in the amounts set forth below for the number of spaces which is equal to the greater of (x) the Average Peak Number (as determined below) minus 100 and (y) 3.8 spaces per 1,000 square feet of Net Rentable

Area within the Leased Premises. The Average Peak Number for each calendar month through the Term shall be determined as follows: Landlord or the Parking Facilities operator shall determine, pursuant to a mechanism reasonably acceptable to Landlord and Tenant, for each hour between 10:00 a.m. and 3:00 p.m. on Monday through Friday the number of Tenant parking permit holders that are parked within the Parking Facilities during such hour or any portion thereof. The highest number of parking permit holders that are parked for any hour between 10:00 a.m. and 3:00 p.m. shall be that day's Peak Number. The average of the ten (10) highest Peak Numbers for a calendar month shall be that calendar month's Average Peak Number. Tenant shall pay rent as to all 40 reserved parking spaces at all times during Lease Years 5-10 (and during any Renewal Term).

                 The monthly rent for each of the parking spaces (both reserved and unreserved) for which Tenant is obligated to pay rent pursuant to the immediately preceding paragraph hereof for the Lease Years set forth in Column A below shall be applicable amounts set forth in Column and Column C, respectively:

              Column A                  Column B                    Column C
            (Lease Year)         (Monthly Rent for each      (Monthly Rent for each
                                    unassigned Space)            reserved Space)
                 5                      $30.00                      $50.00
                 6                       42.00                       70.00
                 7                       42.00                       70.00
                 8                       42.00                       70.00
                 9                       42.00                       70,00
                10                       42.00                       70.00

         The monthly rent for each of the parking spaces (both reserved and unreserved) for which Tenant is obligated to pay rent during the First Renewal Term and the Second Renewal Term (as defined in Exhibit E) shall be the prevailing market monthly rate being charged by comparable garages in the Galleria area of Houston, Texas and shall be determined in accordance with the process for determination of Prevailing Market Base Rental Rate.

         Said rentals shall be due and payable in advance on the first day of each calendar month beginning with the first day of the first full calendar month of the fifth (5th) Lease Year; provided, that a pro rata portion thereof shall be due and payable for any partial month following the first day of the fifth (5th) Lease Year to, but not including, the first day of said first calendar month after the first day of the fifth (5th) Lease Year, which payment shall be due on the first day of the fifth (5th) Lease Year.

      (c) In the event the parking spaces for the parking permits (collectively, the "Parking Permits") which Landlord is obligated to provide are not available to Tenant during any portion of the Term for any reason other than the acts or omissions of Tenant, its agents, contractors or employees, then Landlord shall provide Tenant a refund of any parking charges actually paid for periods during which Parking Permits therefor are not available. Further, in such event, if Landlord is unable to provide Tenant reasonably convenient alternate parking facilities (Tenant hereby approving as alternate parking facilities the garage located adjacent to the 5333 Westheimer
Building) within one hundred twenty (120) days after the Parking Permits become unavailable, Tenant shall have the right and option to terminate this Lease by providing written notice to Landlord of such election within ten (10) business days after the expiration of said one hundred twenty (120) day period whereupon this Lease shall terminate and Tenant shall vacate the Leased Premises within one hundred twenty (120) days thereafter.

      (d) Landlord may make, modify and enforce reasonable rules and regulations relating to the parking of vehicles in the Parking Facilities (including, without limitation, designating areas in the Parking Facilities exclusively for the use of those persons utilizing unassigned permits under this Lease), and Tenant agrees to abide by such rules and regulations, so long as such rules and regulations are applied equally (or, considering the special parking privileges granted to Tenant, as equally as possible) to all users of the Parking Facilities. Tenant shall indemnify and hold harmless Landlord from and against all claims, losses, liabilities, damages, costs and expenses (including, but not limited to, attorneys' fees and court costs) arising or alleged to arise out of Tenant's use of any such parking permits or the use thereof by Tenant's personnel, agents, employees, contractors, guests or invitees, unless resulting solely from Landlord's gross negligence.

      (e) The number of parking permits and the charges therefor as described in Section 3.04 (a) through (d) relates solely to the Tenant's parking privileges in respect to the initial Leased Premises subject to this Lease. In connection with the leasing of additional space in the Building pursuant to
Section 2.10 or Section 2.11, parking shall be allocated on the applicable ratio of parking spaces per 1000 square feet of Net Rentable Area in effect in respect to the Parking Facilities for tenants generally, in the case of additional space leased pursuant to Section 2.10 and, in respect to space leased pursuant to Section 2.11, in accordance with the Availability Notice in respect thereto, subject, in each case, to Tenant's rights to rent additional unassigned parking permits as provided in Section 3.04(a) above. The charges therefor shall, in the case of additional space leased pursuant to Section

2.10, be the prevailing market monthly rate being charged by comparable parking garages in the Galleria area of Houston, Texas, or, in the case of space leased pursuant to Section 2.11, as set forth in the Availability Notice.

                                      IV

4.01     Care of Leased Premises.

         Tenant shall not commit or allow to be committed by Tenant's employees, agents, visitors invitees or contractors, any waste or damage to any portion of the Leased Premises, or the Property. Upon the expiration or any earlier termination of this Lease, Tenant shall surrender the Leased Premises to Landlord in as good condition as existed on the date of possession by Tenant, ordinary wear and tear, repairs required to be performed by Landlord under this Lease, condemnation damage, and damage from casualties not caused by the acts or omissions of Tenant, its agents, contractors or employees excepted. Upon such expiration or termination of this Lease, Landlord shall have the right to re-enter and resume possession of the Leased Premises immediately.

4.02     Entry for Repairs and Inspection.

         Tenant shall permit Landlord and its contractors, agents or representatives to enter into and upon any part of the Leased Premises (except Tenant's main computer room) during reasonable hours upon (except in emergencies) reasonable notice to Tenant to inspect or clean the same, to the extent authorized or required to do so by the other provisions of this Lease, to make repairs, alterations or additions thereto, and, upon reasonable prior notice to Tenant, for the purpose of showing the same to prospective tenants (but only during the last 12 months of the Term) or purchasers and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof. Landlord shall use its reasonable efforts not to interfere materially with the operation of Tenant's business during any such entry. Notwithstanding the foregoing, Landlord is hereby authorized (without the necessity of further notice to Tenant) to enter the storage room located in the Basement Space from time to time for the purpose of gaining access to the adjacent mechanical room located in the Basement.

4.03     Nuisance.

         Tenant shall conduct its business and use its diligent, good faith efforts to control its agents, employees and contractors and, while they are in the Leased Premises, its invitees and visitors in such a manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Landlord in its use, enjoyment or operation of the Property.

4.04     Laws and Regulations; Rules of Building.

         Tenant shall comply with, and Tenant shall cause it employees, contractors and agents to comply with, and shall use its best efforts to cause its visitors and invitees to comply with, all laws, ordinances, orders, rules and regulations of all state, federal, municipal and other governmental or judicial agencies or bodies relating to the use, condition (other than the condition of any structural components of the Building) or occupancy of the Leased Premises, and with the rules of the Building reasonably adopted and altered by Landlord from time to time for the safety, care and cleanliness of the Leased Premises and Building and for the preservation of good order therein. The initial rules of the Building are attached hereto and incorporated herein as Exhibit F. Landlord shall employ its good faith efforts to enforce such rules in a consistent and even-handed manner as to all tenants of the Building.

4.05     Legal Use and Violations of Insurance Coverage; Hazardous Materials

         (a) Tenant shall not occupy or use the Leased Premises, or permit any portion of the Leased Premises to be occupied or used, for any business or purpose which is, directly or indirectly, forbidden by law, ordinance, or governmental or municipal regulation or order, or which may be dangerous to life, limb or property, or permit the maintenance of any public or private nuisance, or do or permit any act or thing which may disturb the quiet enjoyment of any other tenant of the Building, or permit anything to be done which would in any way cause the cancellation of fire, liability, or any other insurance coverage on the Property or its contents. To the extent Tenant's occupancy or use of the Leased Premises results in an increase in the rate of fire, liability or any other insurance coverage on the Property or its contents, the increased charges shall be paid by Tenant as provided in Section 6.04 below.

         (b) Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Property any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42

U.S.C. Section 9601 et seq., the Resource conservation and Recovery Act, as amended, 42 U.S.C., Section 6901 et seq., the Texas Solid Waste Disposal Act and any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials due to the act or omissions of Tenant or any of its agents or employees, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Property. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Property. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release or storage of hazardous materials in the Leased Premises occurring while Tenant is in possession, or elsewhere in or about the Property if caused by Tenant or persons acting under Tenant. These covenants shall survive the expiration or earlier termination of this Lease.

         (c)     Landlord covenants and agrees to include the provisions of
Section 4.05(b) (or the substantial equivalent thereof) in each lease hereafter entered into by Landlord and any third party for space in the Building. Further, Landlord shall indemnify Tenant from any release or storage of hazardous materials in the Building or elsewhere about the Property if caused by Landlord or persons acting at the direction of Landlord (other than Tenant, any other tenants in the Building or their respective contractors, agents or employees). Landlord's indemnity, however, shall not extend to asbestos of the type and nature of that reflected in the McCelland Reports so long as the same is maintained in its present form or is abated in accordance with applicable law.

4.06     Landlord's Compliance with Laws.

         Landlord shall, at its cost and expense (subject to Tenant's reimbursement for Tenant's share of Operating Expenses to the extent the same comprise operating costs) comply with all laws, ordinances, rules, orders and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) relating to the design, construction, use and operation of the Property, but not the use of any of the premises therein by any tenants.

                                       V

5.01     Leasehold Improvements.

         (a) Tenant hereby agrees that the provisions of the Work Letter Agreement shall govern the construction of Tenant's initial leasehold improvements in the initial Leased Premises.

         (b) Notwithstanding any language contained herein or in the Work Letter Agreement to the contrary, if for any reason the Completion Date (as defined in Exhibit C) has not been achieved on or before one hundred thirty
(130) days from the Delivery Date (as defined in Section 7.07 below) for any reason other than Landlord's Delay (as defined in the Work Letter Agreement), Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof. In the event, however, that the Completion Date has not been achieved on or before the expiration of one (1) year from the Delivery Date due to reasons other than Tenant Delays (as defined in Exhibit C hereto), then Tenant may elect to terminate this Lease by providing written notice to such effect to Landlord on or before the expiration of thirteen (13) months from the Delivery Date hereof in which event neither party hereto shall have any further rights, duties or obligations one to the other hereunder.

         (c) Except as otherwise expressly permitted by the terms of this Lease, Tenant shall not make or allow to be made any alterations or physical additions in or to the Leased Premises, or place safes, vaults or other heavy furniture or equipment within the Leased Premises, without first obtaining the written consent of Landlord, including Landlord's written approval of Tenant's contractor(s) and of the plans, working drawings and specifications relating thereto, such approval not to be unreasonably withheld or delayed. Tenant shall deliver to Landlord a copy of the "as built" plans and specifications for all alterations or physical additions so made in or to the Leased Premises.

         (d) All alterations, physical additions, or improvements in or affixed to the Leased Premises (including fixtures) shall become the property of Landlord upon the expiration or any earlier termination of this Lease; provided, however, that this subsection shall not apply to Tenant's trade fixtures, or movable equipment or furniture.

         (e) Tenant shall indemnify, defend and hold Landlord harmless from and against all costs (including reasonable attorneys' fees and costs of suit), losses, liabilities, or causes of action arising out of or relating to any alterations, additions or improvements made by Tenant to the Leased Premises, including, but not limited to, any mechanics' or materialmen's liens asserted in connection therewith, which indemnification obligations shall survive any termination or cancellation of this Lease.

         (f) If any mechanic's, materialmen's or other liens are filed against any portion of the Building, upon Landlord's interest therein or upon Tenant's leasehold interests by reason of acts or omissions by Tenant or Tenant's agents, contractors or employees, or because of a claim against Tenant or Tenant's agents, contractors or employees, Tenant shall cause the same to be canceled or discharged of record by bond or otherwise within ten (10) days after notice by Landlord. If Tenant fails to cancel or discharge said lien or liens within said ten-day period, Landlord may, at its sole option, cancel or discharge the same, and upon Landlord's demand, Tenant shall promptly reimburse Landlord for all costs incurred in canceling or discharging such lien or liens. Tenant will pay, protect and indemnify Landlord, within ten (10) days after demand therefor, from and against any and all liabilities, losses, claims, damages, costs and expenses, including attorneys' fees, incurred by Landlord in connection with the filing of any lien and/or removal of same. No work which Landlord permits Tenant to perform in the Leased Premises shall be deemed to be for the immediate use and benefit of Landlord, and no mechanic's, materialmen's or other liens shall validly attach to the estate of Landlord by reason of Landlord's consent to such work.

         (g) Tenant may remove from the Leased Premises and dispose of as it deems appropriate all its trade fixtures, movable equipment, computers, furniture and furnishings installed at its own cost and expense (which shall include, without limitation, all computer room equipment (other than the raised flooring, conduits, HVAC facilities and equipment therein), portable computers, tables, chairs, desks, file cabinets, equipment (other than conduits and conductors within walls and ceiling spaces push and pull buttons, motion detectors, smoke detectors and door contacts), including, without limitation, control cabinets, cameras, and similar items of personalty, at any time or times provided: (i) such removal must be made not later than the termination of this Lease and must be performed in such a manner as to minimize to the extent reasonably possible any interference with or disturbance of other tenants or occupancy of the Building or any work then being performed by Landlord in or on the Building (and Tenant and Landlord shall coordinate any work and space being vacated); (ii) Tenant is not in default in the performance or observance of any obligation of covenant of this Lease at the time of such removal; and (iii) such removal may be and is effected without damage to the Leased Premises, Building or Property, or, to the extent damage is caused thereby, Tenant promptly repairs at its expense all damage caused by such removal and pays all costs of clearing and removing of debris caused by or resulting from such removal and/or repair work, which obligations, covenants and agreements of Tenant in respect hereto shall expressly survive any termination of this Lease.

5.02     Repairs by Landlord.

         Landlord shall make (or cause to be made) all repairs, alterations or additions that affect the Property's structural components or the Property's mechanical, electrical and plumbing systems provided, however, Landlord's repair of Tenant's independent air handling equipment, heaters and chillers and the Card-Key Access System shall be at Tenant's sole cost and expense. In the event of any damage to such components or systems caused by the act or omission of Tenant or Tenant's agents, contractors, employees, invitees (other than Landlord, its agents, contractors or employees) or visitors, the cost of repair or restoration of such damage shall be paid for solely by Tenant in an amount equal to Landlord's reasonable costs plus fifteen percent (15%) for administrative cost recovery. Landlord shall make such repairs to Building Standard improvements as may be deemed necessary by Landlord for normal maintenance operations and Landlord shall not otherwise be obligated to make improvements to, or repairs of, the Leased Premises; provided, however, Landlord shall, at Tenant's expense, make such improvements to, or repairs of, the Leased Premises as Tenant shall request in writing, at a cost equal to the costs incurred by Landlord in such maintenance or such repairs, plus an additional charge of fifteen percent (15%) for administrative cost recovery. Subject to the provisions of Article VI and Section 8.04 of this Lease, if Landlord fails to commence any repairs within the Leased Premises required to be performed by Landlord under this Section 5.02 within thirty (30) days after written notice from Tenant (except in the case of an emergency, in which event no prior notice shall be required) and thereafter continuously and diligently proceed with such repair work until completion, Tenant may make such repairs and credit against Base Rental the direct costs reasonably and necessarily incurred by Tenant in making such repairs, plus an additional charge of fifteen percent (15%) for administrative cost recovery.

5.03     Repairs by Tenant.

         Subject to Section 5.02 and Article VI, Tenant shall at its own cost and expense, keep the Leased Premises and all leasehold improvements, Tenant's independent air handling equipment, heaters and chillers and the Card-Key Access System in a condition similar to the condition as of the Commencement Date, normal wear and tear excepted and shall perform all repairs and improvements required by any governmental law, ordination, rule or regulation. If Tenant fails to commence any repairs to the Leased Premises, leasehold improvements and other items within thirty (30) days after written notice from Landlord to Tenant and thereafter continuously and diligently proceed with such repair work until completion in accordance with all applicable law, Landlord may, at its option, make such repairs or any replacements deemed necessary by Landlord, and Tenant shall pay to Landlord on demand Landlord's cost thereof plus a charge of fifteen percent (15%) for administration cost recovery.

                                       VI

6.01     Condemnation.

         If all or substantially all of the Leased Premises, or such portion of the Leased Premises or the Property as would render, in Landlord's or Tenant's reasonable judgment, the continuance of Tenant's business from the Leased Premises impracticable, shall be permanently taken or condemned for any public purpose, then this Lease, at the option of either party upon the giving of written notice to the other within ten (10) days from the date of such condemnation or taking, shall forthwith cease and terminate. If less than all or substantially all of the Leased Premises or any portion of the Property shall be permanently taken or condemned for any public purpose to the extent that would in Landlord's or Tenant's reasonable judgment, render continuing this Lease or the conduct of Tenant's business from the Leased Premises impracticable, then either party shall have the option of terminating this Lease by written notice to the other within ten (10) days from the date of such condemnation or taking. If any portion of the Building or Property not comprising any portion of the Leased Premises shall be taken or condemned for any public purpose to such an extent, in Landlord's reasonable judgment, as to render the continued operation of the Property impracticable, this Lease, at the option of Landlord upon the giving of written notice to the Tenant within ten (10) days from the date of such condemnation or taking, shall forthwith cease and terminate. If this Lease is terminated as provided above, this Lease shall cease and expire as if the date of transfer of possession of the Leased Premises, the Property, or any portion thereof, was the expiration date of this Lease. Notwithstanding anything to the contrary contained herein, Landlords's obligation to repair such damage is subject to funds being made available to Landlord therefor by Landlord's Mortgagee (hereinafter defined). In the event that this Lease is not terminated by Landlord or Tenant as aforesaid, Tenant shall pay the Base Rental and all other rentals up to the date of transfer of possession of such portion of the Leased Premises so taken or condemned and this Lease shall thereupon cease and terminate with respect to such portion of the Leased Premises so taken or condemned as if the date of transfer of possession of the Leased Premises was the expiration date of the Term of this Lease relating to such portion of the Leased Premises. Thereafter the Base Rental, Tenant's Forecast Additional Rental and Tenant's

Additional Rental Adjustment shall be adjusted on a pro rata, net rentable square foot basis. In the event of any condemnation or taking and this Lease is not so terminated, Landlord shall promptly repair the Leased Premises or the Property, as the case may be, to Building Standard condition (with Building Standard materials) so that the remaining portion of the Leased Premises or Property, as the case may be, shall constitute an architectural unit, fit for Tenant's occupancy and business; provided, however, that Landlord's obligation to repair hereunder shall be limited to the extent of the net proceeds made available to Landlord for such repair from any such condemnation or taking. In the event of any temporary taking or condemnation for any public purpose of the Leased Premises or any portion thereof, then this Lease shall continue in full force and effect except that Base Rental, Tenant's Forecast Additional rental, and Tenant's Additional Rental shall be adjusted on a pro rata net rentable square foot basis for the period of time that the Leased Premises are so taken as of the date of transfer of possession of the Leased Premises and Landlord shall be under no obligation to make any repairs or alterations. In the event of any condemnation or taking of the Leased Premises, Tenant hereby assigns to Landlord the value of all or any portion of the unexpired Term of this Lease and all leasehold improvements and Tenant may not assert a claim for a condemnation award therefor; provided, however, Tenant may pursue a separate attempt to recover an award or compensation against or from the condemning authority for (i) the value of any fixtures, furniture, furnishings, Tenant Work and other personal property which were condemned, but which under the terms of this Lease Tenant is permitted to remove at the end of the Term of this Lease, (ii) relocation and moving expenses, and (iii) compensation for loss to Tenant's business; provided that Tenant's pursuit of such claim or award given as a result thereof, does not delay the delivery of or amount of award to Landlord.

6.02     Damages from Certain Causes.

         Except as otherwise expressly provided for in this Lease, Landlord shall not be liable or responsible to Tenant or any of its employees, guests, invitees or agents for any loss or damage to any property or injury to any person occasioned by theft, fire, act of God, public enemy, riot, strike, insurrection, trespasser, other tenants in the Building, war, requisition or order of governmental body or authority, court order or injunction, or any cause beyond Landlord's reasonable control, or for any damage or inconvenience which may arise through repair or alteration of any part of the Property and Tenant hereby forever relinquishes and acquits Landlord from any and all liability therefor, except in the case of the gross negligence or intentional misconduct of Landlord.

6.03     Casualty Clause.

         (a) In the event any portion of the Leased Premises, the Building or any portion of the General Common Areas is damaged by fire or other casualty, earthquake, flood or by any other cause of any kind or nature (hereinafter collectively referred to as the "damaged property") and the damaged property can, in the reasonable written opinion of the Landlord's architect, be repaired within one hundred eighty (180) calendar days from the date of notice of Landlord's architect's opinion (such notice to be given no later than thirty (30) days following the occurrence of the damage), then, the Lease shall not be terminated and Landlord shall proceed to rebuild or restore the damaged property to substantially the same condition as existed on the Completion Date, subject to subsection (d) hereof; provided, however, Landlord's obligation to repair is subject to funds being made available to Landlord therefor by Landlord's Mortgagee.

         (b) If in the reasonable written opinion of Landlord's architect, damage to the damaged property cannot be repaired within one hundred eighty days (180) from the notice of Landlord's architect's opinion (such notice to be given no later than thirty (30) days following the occurrence of the damage), then both Landlord and Tenant shall have the right to terminate this Lease by notifying the other party in writing of such termination within twenty (20) days of receipt of Landlord's architect's opinion.

         (c) Notwithstanding any language herein to the contrary, if at the time of any such damage, less than one (1) year remains in the Term of this Lease or in any renewal period, then both Landlord and Tenant shall have the right to terminate this Lease.

         (d) Notwithstanding any language contained herein to the contrary, in the event this Lease is not terminated as provided hereunder, (i) Landlord shall be obligated to rebuild or restore the damaged property only to the extent of the net insurance proceeds available to Landlord for the purpose of rebuilding and restoration, (ii) if the damaged property is all or any portion of the Leased Premises, Landlord shall be obligated to rebuild or restore the damaged property only to substantially the same condition existing as of the Completion Date provided that Tenant shall bear all costs and expenses, including without limitation, rentals that are lost due to extended construction time, in excess of any net insurance proceeds available to Landlord for the purpose of rebuilding or restoration; and (iii) Tenant shall be entitled to a pro rata abatement of Base Rental, Tenant's Forecast Additional Rental, rent paid for parking and Tenant's Additional Rental during the period of time the Leased Premises, or any portion thereof, are untenantable due to such damage. At Tenant's election (which shall be made in writing to Landlord), Landlord agrees to obtain and maintain casualty insurance in such amounts as may be necessary to offset the cost of restoration of and repair to the Leased Premises and items that are part of the Landlord's Work to substantially the same condition as exists on the Completion Date provided that Tenant pays for the increased insurance premiums (i.e. the additional premiums incurred by Landlord in obtaining such additional casualty insurance) as a separate billed item to Tenant. In the event of any termination of this Lease under this Section 6.03, this Lease shall cease and terminate as if the date of such damage was the expiration date of the Term of this Lease. Notwithstanding any contrary language in this
Section 6.03, if the Leased Premises, the Property, or any portion thereof shall be damaged through any act or omission of Tenant or its agents, employees, guests or invitees, the negligence or willful misconduct of Tenant, such damage shall be repaired by Landlord at the sole expense of Tenant and rent shall continue hereunder unabated.

6.04     Property Insurance.

         Landlord shall maintain standard fire and extended coverage (including water damage and sprinkler leakage) insurance on the Property (excluding Tenant's Work) and on all Building Standard improvements. Said insurance shall be maintained with an insurance company authorized to do business in Texas with a Best's Insurance Rating Guide (or the equivalent thereof) of B+VIII or better, in amounts desired by Landlord (but not less than full replacement value of the Building and Parking Facilities [excluding foundation and footings]) and payments for losses thereunder shall be made solely to Landlord, subject to the rights of Landlord's Mortgagee. Tenant shall maintain at its expense standard fire and extended coverage insurance on all its personal property, including removable trade fixtures, located in the Leased Premises and on Tenant's Work and all other additions and improvements (including fixtures) made by Tenant and not required to be insured by Landlord above. If the annual premiums to be paid by Landlord shall exceed the standard rates because of Tenant's operations within, or contents of, the Leased Premises or because the improvements to the Leased Premises are in excess of Building Standard improvements, Tenant shall promptly pay the excess amount of the premium upon request by Landlord, which request shall be accompanied by a written statement from Landlord's insurance carrier verifying such increase and the reasons therefor, (and if necessary, Landlord may allocate the insurance costs of the Property to give effect to this sentence). Upon the request of Landlord, a duly executed certificate of insurance, reflecting Tenant's maintenance of the insurance required under this Section 6.04 and Section 6.05, shall be delivered to Landlord.

6.05     Liability Insurance.

         Landlord (in respect to the Property) and Tenant (in respect to the Leased Premises) shall each, at their respective cost and expense, maintain a policy or policies of comprehensive general liability insurance with the premiums thereon fully paid on or before the due date, issued by and binding upon a solvent insurance company authorized to transact business in Texas. Such insurance shall afford minimum protection (which may be affected by primary and/or excess coverage) of not less than $5,000,000.00 for bodily injury or death in any one occurrence and of not less than $2,000,000.00 for property damage in any one occurrence; provided, however, Tenant shall carry such greater limits of coverage as Landlord may reasonably request from time to time 50 long as Landlord maintains similar limits of coverage.

6.06     Hold Harmless.

         Tenant shall indemnify, defend and hold harmless Landlord of, from and against any and all claims, demands, acts, damages, losses, costs, expenses, liabilities and judgments suffered by, recovered from and asserted against Landlord (including reasonable attorneys' fees) resulting from the negligence of Tenant (but not from the negligence of Landlord) within the Leased Premises during the Term of this Lease, or any extension or renewal thereof. Landlord shall indemnify, defend and hold harmless Tenant of, from and against any and all claims, demands, acts, damages, losses, costs, expenses, liabilities and judgments suffered by, recovered from and asserted against Tenant (including reasonable attorneys' fees) resulting from the negligence of Landlord (but not from the negligence of Tenant) with respect to the Property and the Building (exclusive of the Leased Premises) during the Term of this Lease, or any extension or renewal thereof.

6.07     Waiver of Subrogation Rights.

         Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action, against the other, its agents, servants, partners, shareholders, officers or employees, for any loss or damage (including the amount of any deductible attributable thereto) that may occur to the Leased Premises, the Property or any improvements thereto or thereon, or any personal property of such party therein or thereon, by reason of fire, the elements, or any other cause which is required to be insured against under the terms of the standard fire and extended coverage insurance policies referred to in Section
6.04 hereof, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, partners, shareholders, servants or employees, and each party covenants that no insurer shall hold any right of subrogation against such other party.

                                      VII

7.01     Default and Remedies.

         (a) The occurrence of any of the following shall constitute events of default:

                 (1) Base Rental, Tenant's Forecast Additional Rental, Tenant's Additional Rental Adjustment, or any other sum of money payable under this Lease is not paid when due;

                 (2) Tenant's interest in this Lease or the Leased Premises shall be subjected to any attachment, levy, or sale pursuant to any order or decree entered against Tenant in any legal proceeding and such order or decree shall not be vacated within thirty (30) days of entry thereof; or

                 (3) Tenant breaches or fails to comply with any term, provision, condition, or covenant of this Lease, other than as described in Section 7.01(a)(1), or with any of the Rules and Regulations now or hereafter established to govern the operation of the Building or Property.

                 (4) Tenant shall file a petition under any section or chapter of the Bankruptcy Code or under any similar law or statute of the United States or any State thereof, or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder; or a petition or answer proposing the adjudication of Tenant as a bankrupt or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within ninety
         (90) days after the filing thereof.

                 (5) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any of Tenant's property located thereon in any proceeding brought by Tenant, or any such receiver or trustee shall be appointed in any proceeding brought against Tenant and shall not be discharged within ninety (90) days after such appointment or Tenant shall consent to or acquiesce in such appointment.

         (b) Upon the occurrence of any event of default and (i) if the event of default described in Section 7.01(a)(1) is not cured within ten (10) days after written notice from Landlord of such default, or (ii) the events of default described in Section 7.01(a)(3) is not cured within thirty (30) days after written notice from Landlord of such default (or,if the nature of the default is such that it cannot reasonably be expected to be cured within thirty [30] days, then such curative period shall be for such reasonable time [not to exceed 90 days] after notice so long as Tenant promptly commences and diligently and continuously pursues such curative efforts in good faith), or (iii) the event of default described in any of Sections 7.01(a)(2), (4) and (5) is not cured immediately, the Landlord shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted it by law or in equity or by this Lease:

                 (1) Terminate this Lease by giving notice thereof to Tenant in which event Tenant shall immediately surrender the Leased Premises to Landlord and if Tenant fails to do so Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Base Rent, Tenant's Forecast Additional Rental, and Tenant's Additional Rental Adjustment, (hereinafter collectively referred to as "Rent") enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises, or any part thereof, by force, if necessary, without being liable for prosecution or any claim of damages therefor and Tenant hereby agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Leased Premises on satisfactory terms or otherwise, specifically including, but not limited to (i) all reasonable expenses necessary to relet the Leased Premises which shall include the reasonable cost of renovating, repairing and altering the Leased Premises for a new tenant or tenants, advertisements and brokerage fees and (ii) any increase in insurance premiums caused by the vacancy of the Leased Premises. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

                 (2) Enter upon and take possession of the Leased Premises and expel or remove Tenant or any other person who may be occupying the Leased Premises, or any part thereof, by force, if necessary, without terminating this Lease,

         Landlord may (but shall be under no obligation to) relet the Leased Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease) and on such conditions (which may include concessions or free rent) and for such uses as Landlord in its absolute discretion may determine and Landlord may collect and receive any rents payable by reason of such reletting; and Tenant agrees to pay Landlord on demand all reasonable expenses necessary to relet the Leased Premises which shall include the reasonable cost of renovating, repairing and altering the Leased Premises for a new tenant or tenants, advertisements and brokerage fees, and Tenant further agrees to pay Landlord on demand any deficiency that may arise by reason of such reletting (all such amounts to bear interest at the rate specified in Section 2.01(c) from the date of demand until paid). Landlord shall not be responsible or liable for any failure to relet the Leased Premises or any part thereof or for any failure to collect any rent due upon any such reletting. No such re-entry or taking of possession of the Leased Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant pursuant to subparagraph (b) (1) above.

                 (3) Enter upon the Leased Premises by force if necessary, and do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord on demand for any reasonable expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

                 (4) No repossession of or re-entering on the Leased Premises or any part thereof pursuant to subparagraphs (b) (2) and (3) above or otherwise and no reletting of the Leased Premises or any part thereof pursuant to subparagraph (b) (2) shall relieve Tenant of its liabilities and obligations hereunder, all of which survive such repossession or re-entering. In the event of any such repossession or re-entering on the Leased Premises or any part thereof by reason of the occurrence of an event of default, Tenant will pay to Landlord the Rent required to be paid by Tenant.

                          Further, upon the occurrence of any such Event of default and Tenant's failure to remedy the same within the applicable curative period following notice, if any, Landlord shall, notwithstanding any contrary provision of Section 92.008 of the Texas Property Code, have the right to change all of the locks on doors providing access to the Leased Premises without the necessity of placing a sticker on any door to the Leased Premises. In such event, Landlord shall not be obligated to provide Tenant any keys therefor or allow Tenant or any other party access to the Leased Premises except on such terms and conditions as may be acceptable to Landlord in its sole discretion.

                 (5) No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.

                 (6) No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and signed by Landlord, nor shall any custom or practice arising between the parties in the administration of the terms of this Lease be construed to waive or lessen Landlord's right to insist upon strict performance of the terms of this Lease.

7.02     Lien for Rent.

         Tenant hereby grants to Landlord a security interest in and to all of Tenant's personal property now or hereafter located within the Leased Premises (such contractual security interest being in addition to and cumulative of any other lien granted Landlord by statute or otherwise), and upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Leased Premises and take possession of any and all such goods, wares, equipment, fixtures, furniture, improvements and other personal property owned by Tenant and situated on the Leased Premises, without liability for trespass or conversion (and Tenant hereby waives any right to notice or hearing prior to such taking of possession by Landlord), foreclose the security interest hereby granted and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may purchase unless otherwise prohibited by law. Notwithstanding the foregoing, neither Landlord's security interest nor any other lien held by Landlord (statutory or express) shall extend to or cover Tenant's business records or the database maintained by Tenant in the conduct of its business. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this Lease at least five (5) business days before the date of sale. Any sale made pursuant to the provision of this Section 7.02 shall be deemed to have been a public sale conducted in a commercially reasonable manner if held in the Leased Premises after the time, place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in the county where the Property is located for five (5) consecutive days prior to the date of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys fees and other expenses) shall be applied as a credit against the indebtedness secured by the security interest granted in this Section 7.02. Landlord shall have all of the rights of a secured party under the Texas Business and Commerce Code, as the same may be amended from time to time. Any surplus shall be paid to Tenant or as otherwise required by law; and the Tenant shall pay any deficiency forthwith. Notwithstanding the foregoing, Landlord hereby agrees to subordinate its liens herein retained (as well as any statutory landlord's lien) to any lien securing bona fide financing of Tenant's trade fixtures, movable personal property or equipment placed in the Leased Premises or construction of Tenant's non-Building Standard leasehold improvements to the Leased Premises provided that (i) the party to whom such lien is granted by Tenant agrees to be bound by and perform the obligations of the Tenant under Section 5.01(g) hereinabove and
(ii) the equipment, movable personal property and trade fixtures to which such subordination extends is identified with specificity.

7.03     Landlord's Default; Tenant's Special Rights to Terminate.

         (a) Landlord has provided Tenant a copy of the Deed of Trust held by Landlord's Mortgagee, which Deed of Trust has been filed for record in the Office of the County Clerk of Harris County, Texas under Harris County Clerk's File No. F199350 (the "Deed of Trust"). The Deed of Trust contains provisions, among other things, in respect to the distribution to the Grantor (as such term is defined therein) of proceeds of condemnation awards and insurance proceeds payable as a result of casualty damage for the purposes of repair and restoration. Landlord hereby agrees that it shall constitute default by Landlord under this Lease in the event Landlord hereafter modifies or amends such provisions of the Deed of Trust in a manner which results in reducing the obligations of the holder of the Deed of Trust to distribute such proceeds to Grantor; provided, however, in no event shall the foregoing provisions of this
Section 7.03(a) be applicable to any modification of the Deed of Trust in connection with the renewal, modification, extension or rearrangement of the indebtedness secured by the Deed of Trust or in connection with the refinance thereof.

         (b) Tenant, to the maximum extent permissible under applicable law, hereby waives the provisions of Section 91.004 of the Texas Property Code, in respect to Tenant's rights to a lien on the Landlord's non-exempt property in Tenant's possession and on rent and other sums due from time to time hereunder by Tenant.

         (c) Tenant shall have the right and option to terminate this Lease if prior to the Completion Date the holder of the Deed of Trust has foreclosed the lien and security interest thereof (or accepted a deed in lieu thereof).
To exercise such option, Tenant must provide written notice of such election to Landlord's Mortgagee (or the successful purchaser at such foreclosure sale if it is not Landlord's Mortgagee) within thirty (30) days after receipt of notice of such foreclosure (or the execution and delivery of a deed in lieu thereof). Upon such termination, none of Tenant, Landlord or Landlord's Mortgagee shall have any further rights, duties or obligations hereunder.


7.04     Attorney's Fees.

         If either party defaults in the performance of any of the terms, agreements or conditions contained in this Lease and the other party places the enforcement of this Lease, or any part thereof, or the collection of any rent due or to become due hereunder, or recovery of possession of the Leased Premises, in the hands of an attorney who files suit upon the same and should the non-defaulting party prevail in such suit, the prevailing party in any such litigation which ensues shall, in addition to any other award granted to the prevailing party, be entitled to recover its reasonable attorneys' fees incurred in such enforcement effort.

7.05     No Waiver of Rights.

         No failure or delay of either party to exercise any right or power given it herein or to insist upon strict compliance by the other party of any obligation imposed on it herein and no custom or practice of either party hereto at variance with any term hereof shall constitute a waiver or a modification of the terms hereof by Landlord or any right it has herein to demand strict compliance with the terms hereof by the other party. No waiver of any right of either party on one occasion shall operate as a waiver of any of such rights for any subsequent occurrence. No express waiver shall affect any condition, covenant, rule, or regulation other than the one specified in such waiver and then only for the time and in the manner specified in such waiver. No person has or shall have any authority to waive any provision of this Lease unless such waiver is expressly made in writing and signed by an authorized officer of Landlord.

7.06     Holding Over.

         In the event of holding over by Tenant after expiration or termination of this Lease without the written consent of the Landlord, Tenant shall pay as liquidated damages, solely for such holding over, one hundred fifty percent (150%) of the rent (including, without limitation, all Base Rental, Tenant's Forecast Additional Rental and Tenant's Additional Rental Adjustment) as would have been payable if this Lease had not so terminated or expired for the entire hold over period. No holding over by Tenant after the term of this Lease shall be construed to extend this Lease. In the event of any unauthorized holding over, Tenant shall indemnify Landlord against all claims for damages by any other tenant to whom Landlord shall have leased all or part of the Leased Premises effective upon the termination of this Lease. Any holding over with the express written consent of Landlord shall therefore constitute this Lease to be a lease from month to month at a Base Rental, Tenant's Forecast Additional Rental, and all other sums required to be paid by Tenant prior to the expiration or termination of this Lease as may be determined by Landlord.

7.07     Subordination.

         Tenant agrees that the rights of Tenant under this Lease are subject and subordinate to, and upon the request of Landlord made in writing, Tenant will confirm the subordination of this Lease to, each ground or land lease now or hereafter covering all or any part of the Land and to each mortgage or deed to secure debt which may now or hereafter encumber the Property and/or the Land, as well as to all renewals, modifications, consolidation, replacements and extensions thereof in a written form reasonably acceptable to the lessor under any such ground or land lease and the holder of any such mortgage or deed to secure debt; provided, however, that the lessor under any such ground or land lease and the holder of any such mortgage or deed to secure debt shall, so long as Tenant shall not be in default under this Lease, not disturb Tenant in its possession of the Leased Premises or terminate Tenant's rights hereunder. As a condition to Tenant's obligations under this Lease, Landlord shall obtain from Landlord's Mortgagee a non-disturbance and attornment agreement in favor of Tenant in form and substance reasonably acceptable to Tenant, and shall deliver such agreement to Tenant within thirty (30) days following the execution of this Lease. If Landlord's Mortgagee fails to execute such non-disturbance and attornment agreement by such date, or executes such agreement by such date but in such form as Tenant, in its reasonable judgement, concludes is adverse to the interest of Tenant, the Tenant shall have the right, as its sole and exclusive remedy on account thereof, to terminate this Lease by giving written notice thereof to Landlord on or before ten (10) days after receipt of such proposed non-disturbance and attornment agreement in which event neither party hereto shall have any further rights, duties or obligations hereunder. The date upon which Tenant accepts such proposed non-disturbance and attornment agreement, or the expiration of said ten (10) day period without Tenant terminating this Lease is referred to herein as the "Delivery Date". Tenant agrees that upon the request of Landlord in writing it will subordinate this Lease from time to time to the lien of any future mortgage to a bank, insurance company or other financial institution, irrespective of the time of execution or time of recording of any such mortgage or mortgages, provided that the holder of any such mortgage shall enter into an agreement with Tenant, in recordable form, that in the event of foreclosure or other right asserted under the mortgage by the holder or any assignee thereof, this Lease and the rights of Tenant hereunder shall continue in full force and effect and the rights of Tenant shall not be terminated or disturbed except in accordance with the provisions of this Lease. Tenant expressly recognizes and agrees that the lessor under any such ground or land lease and the holder of any such mortgage or deed to secure debt or any of their successors or assigns or any other holder of such instrument may sell the Property or the Land in the manner provided for by law in such instrument; and further, such sale may be made subject to this Lease. In the event of the enforcement by the lessor under any such ground or land lease or the grantee under any such mortgage or deed to secure debt of the remedies provided for by law or by such land or ground lease, mortgage or deed to secure debt, Tenant will, upon request of any person or party succeeding to the interest of said lessor or grantee, as a result of such enforcement, automatically become the Tenant of such successor in interest without change in the terms or provisions of this Lease; provided, however, that such successor in interest shall not be bound by (x) any payment of rent for more than one month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, or (y) any amendment or modification of this Lease made without the written consent of such lessor or grantee or such successor in interest if such lessor, grantee or successor in interest had previously notified Tenant in writing of its interest. Upon request by such successor in interest, Tenant shall execute and deliver an instrument or instruments confirming the attornment herein provided for in a form reasonably acceptable to such successor in interest. Notwithstanding anything contained in this Lease to the contrary, in the event of any default by Landlord in performing its covenants or obligations hereunder which would give Tenant the right to terminate this Lease, Tenant shall not exercise such right unless and until (aa) Tenant gives written notice of such default (which notice shall specify the exact nature of said default and how the same may be cured and shall be provided concurrently with the notice provided by Tenant to Landlord) to any lessor under any such land or ground lease and any holder(s) of any mortgage or deed to secure debt who has heretofore notified Tenant in writing of its interest and the address to which notices are to be sent, and (b) said lessor and holder(s) fail to undertake action to cure said default within thirty (30) days from the giving of such notice by Tenant. The provisions of Section 9.01 shall govern the manner and effective date of any notice to be given by Tenant to any such parties.

7.08     Estoppel Certificate or Three-Party Agreement.

         At the written request of Landlord, Tenant will execute, from time to time, an estoppel certificate certifying to such facts (if true) as Landlord may reasonably require. In the event Tenant fails to execute and deliver the same within ten (10) business days after request therefor, Landlord shall have the right (and Tenant hereby empowers Landlord) to execute and deliver such certificate for and on behalf of and as the binding act of Tenant to the extent the information set forth therein is true and correct.

                                      VIII

8.01     Sublease or Assignment by Tenant.

         (a) Except as expressly provided hereinafter, Tenant shall not, without the Landlord's prior written consent, (i) assign, convey, mortgage, pledge, encumber, or otherwise transfer (whether voluntarily, by operation of law, or otherwise) this Lease or any interest hereunder; (ii) allow any lien to be placed upon Tenant's interest hereunder; (iii) sublet the Leased Premises or any part thereof; or (iv) permit the use or occupancy of the Leased Premises or any part thereof by any one other than Tenant. Any attempt to consummate any of the foregoing without Landlord's consent shall be of no force or effect. For purposes hereof, the transfer of the ownership or voting rights in a controlling interest of the voting stock of Tenant (if Tenant is a corporation) or the transfer of a general partnership interest or a majority of the limited partnership interest in Tenant (if Tenant is a partnership), at any time throughout the Term of this Lease, shall be deemed to be an assignment of this Lease; provided, however, the acquisition of eighty percent (80%) or more of Tenant's stock by any corporation, the stock of which is registered pursuant to the Securities Exchange Act of 1934, or the merger or consolidation of Tenant into such corporation (subject to the following provisions hereof), or the registration of Tenant's stock pursuant thereto in connection with a public offering of the same shall not be deemed an assignment of this Lease. Notwithstanding the foregoing, Tenant shall have the right without Landlord's consent to assign this Lease or sublet the Leased Premises or any portion thereof to an Affiliate (hereinafter defined), to MasterCard International, Inc. or Cameron Federal Employees Credit Union or, in connection with a merger, to assign this Lease to the surviving corporation in such merger if and only if such surviving corporation has a net worth (calculated and determined in accordance with generally accepted accounting principals, consistently applied) immediately following such merger of not less than $2,500,000. Further, Landlord agrees not to unreasonably withhold its consent to a requested assignment or sublease of all or any portion of the Leased Premises to any person or entity with which or whom Tenant regularly conducts business. In such cases, Tenant shall provide Landlord a copy of the proposed assignment or sublease on or before the commencement date thereof and in no event shall the same become effective or binding upon Landlord until Landlord shall have received a signed copy thereof. In cases of any assignment to an Affiliate, the Affiliate must, in connection with any assignment or sublease, assume all the Tenant's obligations, duties and covenants under this Lease. As used in this Lease, the term "Affiliate" shall mean and refer to any person or entity controlling, controlled by or under common control with the Tenant. "Control" shall mean the possession, direct or indirect, of the power to direct or cause direction of the management and policies of such person or entity; ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, at least fifty-one percent (51%) of the voting interests in any person or entity shall be presumed to constitute such control. Any assignment of sublease to an Affiliate or to the surviving corporation of a merger (to the extent permitted as provided hereinabove) or to Mastercard International, Inc. or Cameron Federal Employees Credit Union is referred to herein as a "Permitted Assignments. Notwithstanding anything to the contrary contained herein, the named Tenant herein (i.e Payment Services Company) shall remain fully liable and responsible for the performance of all the Tenant's duties, covenants, obligations and agreements contained within this Lease irrespective of any assignment or sublease and irrespective of whether or not Landlord has consented to the same.

         (b) Notwithstanding anything herein to the contrary, if at any time or from time to time during the Term of this Lease Tenant desires to sublet all or any portion of the Leased Premises or assign all or any portion or Tenant's interest in this Lease, other than pursuant to a Permitted Assignment, Tenant shall notify Landlord in writing (hereinafter referred to in this Section 8.01 as the "Notice") of the terms of the proposed subletting or assignment, the identity of the proposed sublessee or assignee, the area proposed to be sublet or covered by the assignment (hereinafter referred to as "Sublet Space"), and such other information as Landlord may request to evaluate Tenant's request to sublet or assign. Landlord shall then have the option (i) to withhold consent to such proposed sublease or assignment, or (ii) to allow the proposed sublease or assignment subject to the provisions of Section 8.01(c) below, as the case may be, shall be exercisable by Landlord in writing within a period of thirty (30) calendar days after receipt of the Notice and any failure by Landlord to exercise any of such options within said thirty (30) day period shall be deemed to constitute the election of option (i) above. Landlord hereby agrees to consent to a proposed sublease if, in Landlord's reasonable opinion, (i) the use to be made of the Leased Premises by the proposed sublessee does not conflict with exclusive rights granted to other tenants in the Building or violate any fire, building or other applicable codes, laws, rules or regulations, (ii) the use to be made of the Leased Premises or the proposed sublessee's occupancy thereof will require an occupancy density of not more than one person for each three hundred square feet of Net Rentable Area occupied or subleased by such proposed sublessee,
(iii) the proposed sublessee's use and occupancy of the Building, its business, character and reputation are consistent with the first class standard of the Building.

         (c) If Landlord elects to allow the proposed sublease or assignment, such election shall be subject to Landlord, within twenty (20) calendar days after receipt of Landlord's notice of election, receiving a copy of the proposed sublease or assignment, which sublease or assignment must provide for the assumption of all Tenant's obligations under this Lease, and such additional information concerning the business, reputation and credit-worthiness of the proposed sublease or assignee as shall be sufficient to allow Landlord to form a commercially reasonable judgment with respect thereto. In the event Landlord fails to approve or disapprove any such sublease or assignment within thirty (30) days after Landlord's receipt of such submission from Tenant, such sublease or assignment shall be deemed to be disapproved; provided, however, that if Landlord approves any proposed sublease or assignment, Landlord shall receive from Tenant as additional rent hereunder fifty percent (50%) of any rents or other sums received by Tenant pursuant to said sublease or assignment in excess of the rentals payable to Landlord by Tenant under this Lease with respect to the Sublet Space (after deducting all of Tenant's reasonable costs associated therewith, including reasonable brokerage fees and the reasonable cost of remodeling or otherwise improving the Leased Premises for said sublease or assignee), as such rents or other sums are received by Tenant from the approved sublessee or assignee.

         (d) If Landlord approves in writing the proposed sublessee or assignee and the terms of the proposed sublease or assignment, but a fully executed counterpart of such sublease or assignment is not delivered to Landlord within ninety (90) calendar days after the date of Landlord's written approval, then Landlord's approval of the proposed sublease or assignment shall be deemed null and void and Tenant shall again comply with all the conditions of this Section 8.01 as if the Notice and options hereinafter referred to had not been given, received or exercised. If Landlord fails to approve the form of sublease or assignment or the sublessee or assignee, Tenant shall have the right to submit amended forms or other sublessees or assignees to Landlord to review for approval.

         (e) Notwithstanding the giving by Landlord of its consent to any sublease or assignment with respect to the Leased Premises, no sublessee or assignee (other than an Affiliate under a Permitted Assignment) may exercise any expansion option, right of first refusal option, or renewal option under this Lease except in accordance with a separate written agreement entered into directly between such sublease or assignee and Landlord.

         (f) Notwithstanding the giving by Landlord of its consent to any subletting, assignment or occupancy as provided hereunder or any language contained in such lease, sublease or assignment to the contrary, unless this Lease is expressly terminated by Landlord, Tenant shall not be relieved of any of Tenant's obligations or covenants under this Lease and Tenant shall remain fully liable hereunder.

         (g) If, with the consent of the Landlord, the Leased Premises or any part thereof is sublet or occupied by other than Tenant or this Lease is assigned, Landlord may, after default by Tenant, collect rent from the subtenant, assignee or occupant, and apply the net amount collected to the Base Rental, Tenant's Forecast Additional Rental, Tenant's Additional Rental Adjustment, and any other sums herein reserved. No such subletting, assignment, occupancy, or collection shall be deemed (i) a waiver or any of Tenant's covenants contained in this Lease, (ii) a release of Tenant from further performance by Tenant of its covenants under this Lease, or (iii) a waiver of any of Landlord's other rights hereunder.

8.02     Assignment by Landlord.

         Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder, in the Property, the Land and all other property referred to herein, and in such event and upon such transfer (any such transferee to have the benefit of, and be subject to, the provisions of Sections 8.03 and 8.04 hereof) and assumption of Landlord's obligations under this Lease arising thereafter by the transferee (subject to the limitations on the Landlord's liability contained herein) and notice thereof to Tenant, no further liability or obligation shall thereafter accrue against Landlord hereunder.

8.03     Peaceful Enjoyment.

         Landlord covenants that Tenant shall and may peacefully have, hold and enjoy the Leased Premises, subject to the other terms hereof, provided that Tenant pays the rental and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during the ownership of the Landlord's interest hereunder.

8.04     Limitation of Landlord's Personal Liability.

         Tenant specifically agrees to look solely to Landlord's interest in the Property and the rent and other income derived therefrom for the recovery of any judgment against Landlord, it being agreed that Landlord (and its partners and shareholders) shall never be personally liable for any such judgment and that Tenant shall not seek or obtain any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to (i) obtain injunctive relief against Landlord or Landlord's successors in interest or (ii) any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

8.05     Force Majeure.

         Landlord and Tenant (except with respect to the payment of Base Rental, Tenant's Forecast Additional Rental, Tenant's Additional Rental Adjustment, or any other monetary obligation under this Lease, including any obligations arising pursuant to the Work Letter Agreement) shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease when prevented from so doing by a cause or causes beyond the Landlord's or Tenant's (as the case may be) reasonable control, which shall include, without limitation, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, acts of God, or any other cause not within the reasonable control of Landlord or Tenant (as the case may be); provided, however, that any delay or prevention caused by Tenant Delay items shall be deemed to be due to a cause or causes within Tenant's control; and provided further, however, that none of the foregoing shall affect any abatement or termination rights expressly granted to Tenant under this Lease.

                                      IX

9.01     Notices.

         Any notice or other communications required or permitted to be given under this Lease must be in writing and shall be effectively given or delivered if hand delivered to the addresses for Landlord and Tenant stated below or if sent by certified or registered United States Mail, return receipt requested, to said addresses. Any notice mailed shall be deemed to have been given upon the earlier of (i) receipt or refusal thereof, or (ii) three days after depositing the same in the U.S. Mail as aforesaid. Notice effected by hand delivery shall be deemed to have been given at the time of actual delivery. Either party shall have the right to change its address to which notices shall thereafter be sent and the party to whose attention such notice shall be directed by giving the other party notice thereof in accordance with the provisions of this Section 9.01. Additionally, Tenant agrees to send copies of all notices required or permitted to be given to Landlord and to each lessor under any ground or land lease covering all or part of the Land and each holder of a mortgage or deed to secure debt encumbering the Property and/or the Land that notifies Tenant in writing of its interest and the address to which notices are to be sent.

To the Landlord:                              With copy to:

VPM 1988-1, Ltd.                              Liddell, Sapp, Zivley,
c/o Veriquest Real Estate                        Hill & LaBoon
  Services, Inc.                              3200 Texas Commerce Tower
5251 Westheimer, Suite 400                    Houston, Texas 77002
Houston, Texas 77056                          Attn: Mr. Scott Hunsaker
Attn: Mr. Larry Strickland

To the Tenant:                                With copy to:

Payment Service Company                       Vinson & Elkins
5251 Westheimer, Suite 1100                   2600 First City Tower
Houston, Texas 77056                          1001 Fannin
Attn: Mr. John Chaney                         Houston, Texas 77002
                                              Attn: Mr. James B. Rylander


9.02     Landlord's Mortgagee.

         For purposes of the provisions of Section 7.07 of the lease, the name and address of Landlord's Mortgagee is as follows:

         Teacher's Insurance and Annuity Association
         730 Third Avenue
         New York, New York
         Attn: Investment Officer, Mortgage and
                  Real Estate Services

         Tenant acknowledges that this Lease and the rents payable hereunder have been pledged by Landlord to Teacher's Insurance and Annuity Association as security for a loan by Teacher's Insurance and Annuity Association to Landlord in connection with the ownership of the Property.

9.03     Miscellaneous.

         (a) This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord, and shall be binding upon and inure to the benefit of Tenant, its successors, and, to the extent assignment may be approved by Landlord hereunder, Tenant's assigns. Where appropriate the pronouns of any gender shall include the other gender, and either the singular or the plural shall include the other.

         (b) All rights and remedies of Landlord and Tenant under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law. This Lease is declared to be a contract, and all of the terms hereof shall be construed according to the laws of the state of Texas. This Lease may not be altered, changed or amended, except by an instrument in writing executed by all parties hereto. Further, the terms and provisions of this Lease shall not be construed against or in favor of a party hereto merely because such party is the "Landlord" or the "Tenant" hereunder or such party or its counsel is the draftsman of this Lease.

         (c) If Tenant is a corporation, partnership or other entity, Tenant warrants that all consents or approvals required of third parties (including but not limited to its Board or Directors or partners) for the execution, delivery and performance of this Lease have been obtained and that Tenant has the right and authority to enter into and perform its covenants contained in this Lease. Likewise, if Landlord is a corporation, partnership or other entity, Landlord warrants that all consent or approvals required of third parties (including but not limited to its Board of Directors or partners) for the execution, delivery and performance of this Lease have been obtained and that Landlord has the right and authority to enter into and perform its covenants contained in this Lease.

         (d) Wherever in this Lease there is imposed upon Landlord the obligation to use reasonable efforts or due diligence, Landlord shall be required to do so only to the extent the same is economically feasible and otherwise will not impose upon Landlord extreme financial or other burdens, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

         (e) The obligation of Tenant to pay all rent and other sums due from time to time hereunder constitutes an independent, unconditional covenant and is not dependent upon performance by Landlord of its obligations and agreements or covenants, express or implied, hereunder. The foregoing shall not, however, abridge, modify or effect any specific rights to abatement of rental provided for elsewhere in this Lease.

         (f) If any term or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is valid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

         (g) Time is of the essence in this Lease.

         (h) Tenant agrees not to record any memorandum or other evidence of this Lease in the Real Property Records of Harris County, Texas without Landlord's prior written consent.

         (i) The submission of this Lease by Landlord for examination does not constitute a reservation of or option for the Leased Premises and this Lease shall become effective only upon execution by all parties hereto and delivery thereof by Landlord to Tenant.

         (j) All monetary obligations of Landlord and Tenant (including, without limitation, any monetary obligation of Landlord or Tenant for damages for any breach of the respective covenants, duties or obligation of Landlord or Tenant hereunder) are performable exclusively in Harris County, Texas.

         (k) There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Leased Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the Leased Premises or any interest in such fee estate.

         (l) Nothing contained herein shall be deemed or construed as creating any partnership or joint venture relationship between Landlord and Tenant, or any other relationship other than that of landlord and tenant.

9.04     Real Estate Broker.

         Each party hereto warrants and represents to the other that no real estate broker and/or salesman has been involved in this Lease other than Asset Plus corporation, on behalf of Landlord, and Henry S. Miller/Grubb & Ellis on behalf of Tenant and each party agrees to indemnify and hold the other harmless from and against any and all claims of any other real estate broker and/or salesman due to acts of the indemnifying party or its representatives. The commission payable to Asset Plus Corporation ("Asset Plus") and Henry S. Miller/Grubb & Ellis ("Miller") is described in an agreement dated __________ , 1990 executed by and between Landlord and Asset Plus and an agreement dated _________, 1990 executed by and between Landlord and Miller, which agreements are hereby incorporated herein by reference. Landlord agrees to pay such commissions in accordance with such agreements and to cause its successors-in-interest (other than Landlord's Mortgagee) to honor the same.

9.05     Restrictions on Leasing.

         So long as Tenant is not in default hereunder and the named Tenant herein (i.e., Payment Services Company) is actually occupying 20,000 square feet of Net Rentable Area or more, then Landlord agrees not to lease any space in the Building to Telecredit, S.C.A.N. (Electronic Transaction Corporation), CheckRite, ChexSystems, J.B.S., Checktronics or CASHEX.

         IN WITNESS WHEREOF, Landlord and Tenant, acting herein by duly authorized individuals, have caused this Lease to be executed as of the date aforesaid.

                             VPM 1988-1 LTD., a Texas limited
                               partnership

                             By: VeriQuest Real Estate Services,
                                 Inc., General Manager


                             By: Larry A. Strickland
                                 ----------------------------------
                                 Larry A. Strickland
                                 President

                                                         "LANDLORD"

                             PAYMENT SERVICES COMPANY,
                               a Texas corporation


                             By: John D. Chaney
                                 ----------------------------------
                                 John D. Chaney, Chairman and Chief
                                 Executive Officer

                                                           "TENANT"

         By his execution hereinbelow, John D. Chaney, individually, unconditionally and irrevocably guarantees to Landlord, and its successors hereunder, that all Base Rental becoming due to Landlord under this Lease during or otherwise attributable to the first two (2) years of the initial Term will be promptly paid when due in accordance with the provisions of this Lease. The undersigned's guaranty obligation shall be reduced, dollar for dollar, for each dollar of Base Rental paid to Landlord during the first two Lease Years. The undersigned's guaranty obligations shall be performable without respect to any circumstance which might constitute a legal or equitable discharge of a surety or guarantor. The undersigned agrees that this is a guaranty of payment and not of collection and that the Landlord may proceed to enforce this guaranty without proceeding against the Tenant or any collateral for the Tenant's obligations.
                                 John D. Chaney
                                 ------------------
                                 JOHN D. CHANEY

EXHIBITS:

Exhibit A   - Land
Exhibit A-1 - Retail Land
Exhibit B   - Leased Premises
Exhibit C   - Work Letter Agreement
Exhibit D   - Renewal Options
Exhibit E   - Expansion Options
Exhibit F   - Right of First Refusal
Exhibit G   - Building Operating Hours
Exhibit H   - Signage Plan
Exhibit I   - Rules and Regulations
Exhibit J   - Reserved Parking Spaces
Exhibit K   - Superior Tenant Leases

                       FIRST SUPPLEMENT TO AND AMENDMENT
                               OF LEASE AGREEMENT


         THIS FIRST SUPPLEMENT TO AND AMENDMENT OF LEASE AGREEMENT ("First Supplement") is made and entered into effective this 9th day of July, 1990 by and between VPM 1988-1 LTD., a Texas limited partnership ("Landlord") and PAYMENT SERVICES COMPANY, a Texas corporation ("Tenant").

RECITALS:

         Landlord and Tenant executed and delivered that certain Lease Agreement (the "Original Lease") dated April 13, 1990 covering the Leased Premises in the Building. Reference is here made to the Original Lease for all purposes and words with initial capital letters used but not defined herein shall have the respective meanings assigned to them in the Original Lease.

         Landlord and Tenant desire to supplement the Original Lease in connection with lease of additional space in the Building and to make certain other changes thereto as more fully set forth hereinafter.

AGREEMENTS:

         NOW, THEREFORE, for and in consideration of the mutual premises contained herein and the Original Lease, the Landlord and Tenant hereby agree as follows:

         1. Lease of Sixth Floor Space: Subject to the terms contained herein and in the Original Lease, as supplemented and amended hereby, Landlord does hereby lease and demise to Tenant and Tenant does hereby lease and take from Landlord those certain premises containing approximately 10,232 square feet of Net Rentable Area on the sixth floor of the Building (the "Sixth Floor Space"). The Sixth Floor Space is outlined on the floor plan drawing attached hereto as Exhibit A and made part hereof for all purposes. The portions of Net Rentable Area of the sixth floor not comprising part of the Sixth Floor Space are sometimes hereinafter referred to as the "Remaining Sixth Floor Space". By this reference Exhibit A hereto is hereby incorporated in and made part of Exhibit B to the Original Lease.

                 The Sixth Floor Space shall constitute Office Space and from and after the date hereof shall constitute part of the Leased Premises and otherwise be included in the "Net Rentable Area" of the Original Lease, as supplemented and amended hereby. Except as otherwise provided herein, the lease of the Sixth Floor Space shall be subject to all of the terms and conditions of the Original Lease, as supplemented and amended hereby, as if the same had been originally included therein. As a result of the lease of the Sixth Floor Space, the Net Rentable Area of the Leased Premises is agreed and stipulated to be 86,713 square feet of Net Rentable Area.

         2. Rental Accrual Date for Sixth Floor Space. The lease of the Sixth Floor Space shall be effective as of the date of execution hereof; provided, however, rent shall not commence to accrue in respect thereto until the earlier to occur of (i) the date Tenant actually takes occupancy thereof and commences to conduct its normal and customary business therefrom or (ii) the Completion Date in respect to the Sixth Floor Improvements (hereinafter defined). Notwithstanding anything to the contrary contained herein, the lease of the Sixth Floor Space shall be for an initial term beginning on the effective date hereof and ending ten (10) Lease Years from the Commencement Date for the initial Leased Premises subject to the Original Lease (i.e. the 76,481 square feet of Net Rentable Area).

         3. Construction of Sixth Floor Improvements. Landlord and Tenant are in the process of preparing and agreeing upon the plans and specifications for the alterations and additions to the Sixth Floor Space in accordance with the provisions of the Work Letter Agreement. The dates for submission, review and resubmission of the proposed Working Drawings for the Sixth Floor Improvements for purposes of the Work Letter Agreement shall be measured from the date hereof. Landlord shall pay the costs and expenses charged by Tenant's architects and engineers in connection with preparation of the initial Working Drawings for the Sixth Floor Improvements (but not any changes thereto requested by Tenant). Construction of the Sixth Floor Improvements shall be undertaken in accordance with the provisions of the Work Letter Agreement. The term "Sixth Floor Improvements" means the alterations and additions to be made to the Sixth Floor Space pursuant to the approved Working Drawings therefor. The "Landlord's Work" in respect to the Sixth Floor Improvements shall mean all of the work identified on the Working Drawings excluding those portions identified thereon as the "Tenant's Work".

                 Landlord shall construct the Landlord's Work in regard to the Sixth Floor Improvements at its sole cost and expense, except to the extent the cost thereof (including a fee of 2% of the hard costs to be paid to Landlord as a fee for its services) exceeds $23.50 per square foot of Net Rentable Area within the Sixth Floor Space. Tenant shall be solely responsible for the payment of all such excess costs and expenses and shall be solely responsible for constructing the Tenant's Work in respect to the Sixth Floor Space.

         4. Base Rental for Sixth Floor Space. The Base Rental for each square foot of Net Rentable Area within the Sixth Floor Space for each of the Lease Years set forth in Column A below shall be the amount set forth opposite in Column B below:

          Column A                 Column B
          --------                 --------
        (Lease Years)       (Base Rental for Sixth
                                  Floor Space)
              1                     $12.04
              2                      12.54
              3                      14.54
              4                      15.54
              5                      16.54
              6                      17.54
              7                      18.54
              8                      19.54
              9                      20.54
             10                      20.54

For purposes this paragraph 4 and as is described in Section 1.02(b) of the Original Lease, the first Lease Year for the Sixth Floor Space and each subsequent Lease Year therefor shall be measured from the Commencement Date for the initial Leased Premises subject to the Original Lease (i.e. the original 76,481 square feet of Net Rentable Area subject of the Original Lease).

         5. Savings. For purposes of the Sixth Floor Improvements, the term "Savings" shall mean the amount, if any, by which the actual costs and expenses incurred by Landlord (including a fee of 2% of the hard costs to be paid to Landlord as a fee for its services) in connection with construction of the Landlord's Work for the Sixth Floor Improvements is less than $23.50 per square foot of Net Rentable Area within the Sixth Floor Space. On the Commencement Date in respect to the Sixth Floor Space, Landlord shall pay to the Tenant in cash the amount of the Savings up to a maximum of the product (the "Cash Portion of Savings") obtained by multiplying $2.00 times the number of square feet of Net Rentable Area within the Sixth Floor Space and, as to any Savings in excess of the Cash Portion of Savings, Tenant may either use the same to offset costs and expenses required to be paid by Tenant in connection with the Completion of the improvements to the initial Leased Premises subject to the Original Lease (i.e. the original 76,481 square feet of Net Rentable Area subject to the Original Lease) or as a credit against the first Base Rental due with respect to the Sixth Floor Space.

         6. Tenant's Percentage Share. As a result of the leasing of the Sixth Floor Space, the term "Tenant's Percentage Share" shall from and after the date hereof mean forty and six-thousand seventy-six ten thousandths percent (40.6076%).

         7. Special Sixth Floor and Building Rates. The Original Lease is hereby amended by adding thereto a new Section 2.15 which new section shall be and read in its entirety as follows:

                 "2.15    Limited Duration Base Rates.

                          (a) Landlord has provided to Tenant rental rates applicable to the lease by Tenant of all or any portion of the Remaining Sixth Floor Space during the period of time commencing June 15, 1990 through and including June 14, 1991 (the "Set Rate Period"). If within the Set Rate Period Tenant leases all or any portion of the Remaining Sixth Floor Space pursuant to this Section 2.15 (as opposed to in response to an Availability Notice [defined in Exhibit F hereto] delivered to Tenant pursuant to paragraph (b) of Exhibit F) then the Base Rental for each square foot of Net Rentable Area so leased for each of the Lease Years set forth in Column A below shall be equal to the lesser of (x) the then Prevailing Market Rental Rate for each of said Lease Years or (y) the sum of the applicable Base Rental set forth opposite in Column B below increased by (i) in the case of space so leased during the period from June 15, 1990 through and including September 14, 1990, $1.25, (ii) in the case of space so leased during the period from September 15, 1990 through and including December 14, 1990, $1.50, (iii) during the period from December 15, through and including March 14, 1991, $2.00 and (iv) during the remainder of the Set Rate Period, $2.50:

                 Column A            Column B
                 --------            --------
              (Lease Years)   (Base Rental per square
                             foot of Net Rentable Area)
       Balance
       of Lease Year 1                $10.50
                     2                 11.00
                     3                 13.00
                     4                 14.00
                     5                 15.00
                     6                 16.00
                     7                 17.00
                     8                 18.00
                     9                 19.00
                    10                 19.00

         Portions of the Remaining Sixth Floor Space shall be deemed leased by Tenant pursuant to this Section 2.15 effective as of the date Tenant gives Landlord written notice of its desire to do so and specifies that the same is to be leased pursuant to this Section 2.15(a). Rent shall commence to accrue as to any space leased pursuant to this
         Section 2.15(a) upon the earlier to occur of (i) the date Tenant actually takes occupancy thereof or (ii) one hundred twenty (120) days following Tenant's delivery of notice to Landlord of Tenant's desire to lease such space.

                          In connection with any such leasing, Landlord shall provide Tenant an allowance for the construction of Tenant's improvements to the premises so leased in the amount of $15.00 for each square foot of Net Rentable Area leased. In the event the actual costs and expenses incurred by Landlord in constructing such improvements is less than the product obtained by multiplying $15.00 times the number of Net Rentable Area leased, the Base Rental for such space shall be reduced by amortizing the amount of such savings over a period of years (rounded to the nearest 1/12th of a year) equal to the unexpired Term as of the date rent begins to accrue in respect to the premises so leased at a presumed rate of interest of 13% and subtracting the result thereof from the sum of the applicable Base Rental plus the increase thereto described in the opening paragraph of this Section 2.15(a). Landlord also agrees to pay, in connection with any such leasing, the costs and expenses charged by Tenant's architects and engineers in connection with preparation of working drawings for the improvements to such space up to a maximum amount equal to the product obtained by multiplying $1.50 times the number of square feet of Net Rentable Area in such space.

                          (b) Similarly, Landlord has provided to Tenant rental rates applicable to the lease by Tenant of all or any other portions of the Building not subject to this Lease during the Set Rate Period. If within the Set Rate Period Tenant leases all or any such portions of the Building pursuant to this Section 2.15 (as opposed to in response to an Availability Notice [defined in Exhibit F hereto] delivered to Tenant pursuant to paragraph (b) of Exhibit F) then the Base Rental for each square foot of Net Rentable Area so leased for each of the Lease Years set forth in Column A below shall be equal to the lesser of (i) the then Prevailing Market Rental Rate for each of said Lease Years or (y) the sum of the applicable Base Rental set forth opposite in Column B below increased by (i) in the case of space so leased during the period from June 15, 1990 through and including December 14, 1990, $1.75, (ii) during the period from December 15, 1991 through and including March 14, 1991, $2.00 and (iii) during the remainder of the Set Rate Period, $2.50:

              Column A                Column B
              --------                --------
            (Lease Years)     (Base Rental per square
                             foot of Net Rentable Area)
    Balance
    of Lease Year 1                     $10.50
                  2                      11.00
                  3                      13.00
                  4                      14.00
                  5                      15.00
                  6                      16.00
                  7                      17.00
                  8                      18.00
                  9                      19.00
                 10                      19.00

         Portions of the Building shall be deemed leased by Tenant pursuant to this Section 2.15 effective as of the date Tenant gives Landlord written notice of its desire to do so and specifies that the same is to be leased pursuant to this Section 2.15. Rent shall commence to accrue as to any space leased pursuant to this Section 2.15(b) upon the earlier to occur of (i) the date Tenant actually takes occupancy thereof or (ii) one hundred twenty (120) days following Tenant's delivery of notice to Landlord of Tenant's desire to lease such space.

                          In connection with any such leasing, Landlord shall provide Tenant an allowance for the construction of Tenant's improvements to the premises so leased in the amount of $15.00 for each square foot of Net Rentable Area leased. In the event the actual costs and expenses incurred by Landlord in constructing such improvements is less than the product obtained by multiplying $15.00 times the number of Net Rentable Area leased, the Base Rental for such space shall be reduced by amortizing the amount of such savings over a period of years (rounded to the nearest 1/12th) equal to the unexpired Term as of the date rent begins to accrue with respect to the premises so lease at a presumed rate of interest of 13% and subtracting the result thereof from the sum of the applicable Base Rental plus the increase thereto described in the opening paragraph of this Section 2.15(b). Landlord also agrees to pay, in connection with any such leasing, the costs and expenses charged by Tenant's architects and engineers in connection with preparation of working drawings for the improvements to such space up to a maximum amount equal to the product obtained by multiplying $1.50 times the number of square feet of Net Rentable Area in such space.

                          (c) Notwithstanding any contrary provisions of this Section 2.15, Tenant shall only be entitled to lease up to (and not in excess of) an aggregate of 20,000 square feet of Net Rentable Area pursuant to the provisions of this Section 2.15."

         9. Right of First Refusal. Tenant hereby acknowledges that the rental rates set forth for the Sixth Floor Space have been calculated and determined after taking into account the $100,000 credit described in paragraph
(c) of Exhibit F to the Original Lease. Accordingly, Tenant shall not be entitled to any further credit pursuant to paragraph (c) of said Exhibit F.

         10.     Miscellaneous.

                 (a) Except as expressly supplemented and amended hereby, the Original Lease is hereby ratified and confirmed in all respects. The Original Lease, as supplemented and amended hereby, and all rights, obligations and remedies created thereby or existing thereunder shall remain in full force and effect.

                 (b) This First Supplement shall be governed and construed in accordance with the laws of the state of Texas.

         EXECUTED effective as of the date and year first above written.

                                           VPM 1988-1 LTD.,
                                           a Texas limited partnership

                                           By:  VeriQuest Real Estate
                                                Services, Inc., General
                                                Manager

                                                By: Larry A. Strickland
                                                    -----------------------
                                                    Larry A. Strickland
                                                    President


                                           PAYMENT SERVICES COMPANY,
                                           a Texas corporation


                                           By: John D. Chaney
                                               ----------------------------
                                               John D. Chaney, Chairman
                                               and Chief Executive Officer

         By his execution below, John D. Chaney hereby ratifies and confirms his guaranty of the Tenant's obligations as set forth in the Original Lease and acknowledges that the same extends to and covers any additional Base Rental resulting from the lease of the Sixth Floor Space.


                                        John D. Chaney
                                        ---------------------------------------
                                        John D. Chaney





Exhibits

   A - Sixth Floor Space

                      SECOND AMENDMENT TO LEASE AGREEMENT


         This Second Amendment to Lease Agreement ("Amendment") is made and entered into effective as of Feb. 21, 1992, by and between VPM 1988-1, LTD., a Texas limited partnership, ("Landlord") and PAYMENT SERVICES COMPANY, a Texas corporation ("Tenant").


                              W I T N E S S E T H:

RECITALS:

A. Landlord and Tenant previously entered into that certain Lease Agreement ("Original Lease") dated April 13, 1990 covering 4,171 square feet of Net Rentable Area in the basement and all of the fifth
         (5th), seventh (7th), tenth (10th), and eleventh (11th) floors so that Tenant leased an aggregate of 76,481 square feet of Net Rentable Area in a building known as 5251 Westheimer or TeleCheck Plaza (the "Building").

B. Subsequent to the execution of the Original Lease, Landlord and Tenant executed that certain First Supplement To And Amendment Of Lease Agreement ("First Amendment") dated July 9, 1990, wherein Landlord agreed to lease to Tenant the Sixth Floor Space covering 10,232 square feet of Net Rentable Area of the sixth (6th) floor of the Building which increased the total Net Rentable Area in the Building leased by Tenant to 86,713 square feet.

C. As part of the consideration for leasing the Sixth Floor Space, Landlord gave Tenant a credit equal to $100,000.00 amortized over the balance of the Lease Term on additional space Tenant leased from Landlord within the Building prior to August 15, 1993, all as more particularly set forth in the Original Lease which $100,000.00 credit was paid to Tenant in the form of a Base Rental reduction as more particularly set forth in the First Amendment. The Original Lease, as amended by the terms and provisions of the First Amendment and the Letter Agreement shall hereinafter be referred to as the "Lease," which Lease is incorporated herein by this reference for all purposes. Words with initial capital letters used in this Amendment but not defined herein shall have the respective meanings assigned to such defined terms in the Lease.

D. Landlord and Tenant now desire to amend portions of the Lease (i) to provide for Tenant to lease the Remaining Sixth Floor Space in two parcels consisting of two (2) equal parcels each having 4,518 square feet of Net Rentable Area and each parcel being referred to as "Parcel 1" and "Parcel 2", (ii) to provide for a change in the Base Rental which will be adjusted to reflect the total dollars expended by Landlord in the design and construction of the tenant improvements,
         (iii) to provide for Landlord to fund a leasehold improvement allowance and architectural and engineering allowance for tenant improvements for the Leased Premises, provided the Base Rental is increased to cover any portion of the allowance expended in the design and construction of the improvements, (iv) to provide for a 1991 Base Year for Parcel 1 and, depending upon when Tenant occupies Parcel 2, either a 1992 or a 1993 Base Year for Parcel 2, (v) to provide for the relocation of the existing exterior signage and to permit Tenant to add comparable signage on the east face of the Building; and (vi) to ratify the parking provisions of the Lease, all as more particularly set forth below.

AGREEMENT:

         IN CONSIDERATION OF THE PREMISES and the mutual agreements herein set forth and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.       Lease of the Remaining Sixth Floor Space.

         Subject to the terms contained herein and in the Lease, as amended by the terms of this Amendments, Landlord does hereby lease and demise to Tenant and Tenant does hereby lease and take from Landlord (i) those certain premises containing approximately 4,518 square feet of Net Rentable Area (being Parcel 1), and (ii) those certain premises containing approximately 4,518 square feet of Net Rentable Area (being Parcel 2) located on the sixth (6th) floor of the Building. The Remaining Sixth Floor Space is depicted as Parcel 1 and Parcel 2 on the floor plan attached hereto as Exhibit A. By this reference, Exhibit A is hereby incorporated in and made part of Exhibit B to the Lease.

         Parcel 1 and Parcel 2 shall constitute Office Space and from and after the date hereof shall constitute part of the Leased Premises and otherwise be included in the Net Rentable Area of the Lease. Except and otherwise provided herein, the lease of Parcel 1 and Parcel 2 shall be subject to all of the terms and conditions of the Lease, as amended hereby, as if the same had been originally included therein. Tenant's right to occupy Parcel 1 and Parcel 2 shall be coterminous with Tenant's right to occupy the Leased Premises. As a result of the lease of Parcel 1 and Parcel 2, the Net Rentable Area of the Leased Premises is agreed and stipulated to be 95,749 square feet of Net Rentable Area.

2.       Rental Accrual Date for Parcel 1 and Parcel 2.

         The lease of Parcel 1 and Parcel 2 shall be effective as of the date of this Amendment; provided, however (a) Base Rental and other sums due under the Lease for Parcel 1 shall not commence to accrue for Parcel 1 ("Parcel 1 Rent Commencement Date"). until the earlier of (i) the date Tenant takes occupancy of Parcel 1 and commences to conduct its normal and customary business therefrom, or (ii) May 1, 1992, and
         (b) Base Rental and other sums due under the Lease for Parcel 2 shall not commence to accrue for Parcel 2 ("Parcel 2 Rent Commencement Date") until the earlier of (i) three (3) months after the date Tenant takes occupancy of Parcel 2 and commences to conduct its normal and customary business therefrom, or (ii) February 1, 1993. The accrual date for the payment of Base Rental and other sums due under the Lease for Parcel 2 reflects the agreement of Landlord to grant Tenant three
         (3) months of free rent for Parcel 2 as consideration for executing this Agreement.

3.       Base Rental for Parcel 1 and Parcel 2.

         Subject to the adjustments as hereinafter set forth in the event Tenant uses the Allowance (defined below), commencing on the Parcel 1 Rent Commencement Date and on the Parcel 2 Rent Commencement Date and continuing thereafter for a period of five (5) years, the Base Rental for Parcel 1 and Parcel 2 shall mean the yearly rate of $10.40 per square foot of Net Rentable Area of Office Space contained in Parcel 1 or Parcel 2 multiplied by (i) 4,518 square feet of Net Rentable Area for Parcel 1, and (ii) 4,518 square feet of Net Rentable Area for Parcel 2. Subject to the adjustments as hereinafter set forth in the event Tenant uses the Allowance, commencing five (5) years after the Parcel 1 Rent Commencement Date and five (5) years after the Parcel 2 Rent Commencement Date and continuing thereafter for the remainder of the Term, the Base Rental for Parcel 1 and Parcel 2 shall mean the yearly rate of $15.90 per square foot of Net Rentable Area of Office Space contained in Parcel 1 or Parcel 2 multiplied by (i) 4,518 square feet of Net Rentable Area for Parcel 1, and (ii) 4,518 square feet of Net Rentable Area for Parcel 2.

         The Base Rental rates have been established assuming Tenant leases Parcel 1 and Parcel 2 on an AS-IS basis with Landlord not providing any Allowance or other concessions other than a $11,746.80 credit given to Tenant in the form of a three (3) month delay in the commencement date for Base Rental accrual for Parcel 2.

         In accordance with the provisions of Paragraph 6 below, Landlord has agreed to advance to Tenant an Allowance not to exceed $18.00 per square foot of Net Rentable Area of Office Space contained in Parcel 1 and Parcel 2 for Tenant to use in the design and construction of Landlord's Work and Tenant's Work for Parcel 1 and Parcel 2. Landlord will advance to Tenant the Allowance to be used to fully design, construct and install Landlord's Work and Tenant's Work provided the Base Rental for Parcel 1 and Parcel 2 is increased by $.208 per year per square foot of Net Rentable Area for every $1.00 of costs incurred by Landlord to design, construct and install the Landlord's Work and Tenant's Work which increase in Base Rental is reflected in Schedule 1 attached hereto. The adjustment in Base Rental shall be prorated and adjusted to reflect the actual amounts advanced by Landlord to design, construct and install the Landlord's Work and Tenant's Work.

4.       Base Year for the calculation of Tenant's Additional Rental.

         In order to calculate Tenant's Share of Operating Expenses for the Leased Premises, three (3) different Base Years will be utilized. The Base Year for the Parcel 1 shall be 1991 with Tenant's Percentage Share for Parcel 1 being calculated as 2.1158%. The Base Year for Parcel 2 shall be 1992 unless Tenant occupies Parcel 2 in 1993 in which even the Base Year for Parcel 2 will be 1993 with Tenant's Percentage Share for Parcel 2 being calculated as 2.1158%. The Base Year for the remainder of the Leased Premises shall continue to be 1990 with Tenant's Percentage Share being calculated as 40.6076%.

5.       Leasehold Improvements.

         (a) Tenant shall have prepared at Tenant's cost for Landlord's approval drawings, plans and specifications ("Working Drawings") indicating all changes and improvements ("Landlord's Work") which Tenant desires to have constructed and installed in Parcel 1 and Parcel 2. Parcel 1 and Parcel 2 will be built out simultaneously. The terms and provisions of the Work Letter attached to the Original Lease shall govern the construction of Landlord's Work and Tenant's Work except as may be expressly provided otherwise in this Paragraph 5. As soon as the Working Drawings have been approved by Landlord and Tenant, a copy of a schedule of the Working Drawings shall be appended to this Amendment and the Working Drawings shall be deemed incorporated herein for all purposes. Landlord shall diligently pursue towards completion Landlord's Work depicted in the Working Drawings in accordance with the Construction Schedule. Tenant's Architect shall be an architectural firm selected by Tenant subject to Landlord's approval, which approval shall not be unreasonably withheld, provided such architectural firm is duly licensed by the State of Texas. Tenant shall pay Landlord a coordination fee equal to Five Thousand and 00/100 Dollars ($5,000.00).

         (b) Landlord shall proceed to prepare Parcel 1 and Parcel 2 in accordance with the Working Drawings (with such minor variations as Landlord and Tenant agree upon in writing). Parcel 1 and Parcel 2 will be deemed "completed" when (i) all Landlord's Work has been substantially completed in accordance with the Working Drawings, except for punch list items which do not materially interfere with Tenant's use thereof, and
                 (ii) Landlord certifies in writing to Tenant as to such completion. By accepting possession of the leasehold improvements contained in Parcel 1 and Parcel 2, Tenant shall be deemed to have accepted the same in its As-Is condition and to have acknowledged that the same fully complies with Landlord's covenants and obligations hereunder (subject to any punch list items which remain to be completed).

         (c) All costs and expenses of Landlord's Work and Tenant's Work shall be paid by Tenant; provided, however, Landlord shall advance to Tenant an allowance for architectural and engineering costs, and for the design and construction of Landlord's Work and Tenant's Work ("Allowance") up to a maximum of $18.00 per square foot of Net Rentable Area in Parcel 1 and Parcel 2 equal to $162,648.00 to be advanced by Landlord to Tenant and credited against such costs and expenses as incurred. Tenant acknowledges and agrees Landlord's covenant to advance the Allowance to Tenant is not a rent concession or an inducement of any kind because if the Allowance is advanced to Tenant, the Base Rental Tenant is required to pay for Parcel 1 and Parcel 2 will be increased by $0.208 per square foot of Net Rentable Area within Parcel 1 and Parcel 2 per year for every dollar per square foot of Net Rentable Area in Parcel 1 and Parcel 2 that Landlord advances to Tenant in the form of the Allowance. Tenant shall pay in cash to Landlord, upon demand, all costs and expenses for Landlord's Work and Tenant's Work which exceed the Allowance and for the installation of any improvements or personalty which are not depicted on the approved Working Drawings. Landlord's Five Thousand and 00/100 Dollar ($5,000.00) coordination fee may be paid from the Allowance. In the event any portion of the Allowance is not used ("Unused Allowance"), the Unused Allowance may be used prior to February 1, 1993 to renovate or construct additional improvements to the Leased Premises provided appropriate Working Drawings are approved by Landlord. Any use of the Unused Allowance will cause an increase in the Base Rental for Parcel 1 and Parcel 2 as set forth in this Paragraph 5. After construction of the improvements and a final determination of how much of the Allowance Tenant desires to use, Landlord and Tenant agree to enter into an appropriate amendment to the Lease to confirm the adjusted Base Rental for Parcel 1 and Parcel 2.

6.       Signage.

         Notwithstanding anything to the contrary in Section 3.03 of the Lease, as part of Tenant's Work, Tenant may relocate at its sole cost and expense the existing signage located on the south face of the top floor of the Building to the center south face of the top floor of the Building. In addition, as part of Tenant's Work, Tenant may at its sole expense install additional signage comparable in design and appearance (as described in Exhibit H of the Lease) in the center of the east face of the top floor of the Building.

7.       Parking.

         Landlord and Tenant ratify and confirm that the parking provisions of the Original Lease as set forth in Section 3.04 remain in full force and effect. To the extent the Net Rentable Area of the Leased Premises changes as a consequence of Tenant leasing Parcel 1 and/or Parcel 2, then Parcel 1 and Parcel 2 shall be deemed to be part of the Initial Leased Premises and the number of parking permits and the charges therefor for Parcel 1 and Parcel 2 are set forth in Section 3.04 (a) through (d) of the original Lease.

8.       Tenant hereby covenants, represents and warrants to Landlord that:

         (a) Tenant is solvent; that no bankruptcy or insolvency proceedings are pending or contemplated by or against Tenant; and that this Amendment is the legal, valid and binding obligation of Tenant enforceable against Tenant in accordance with its terms, except as enforceability hereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to Landlord's rights and by general principles which may limit the right to obtain equitable remedies.

         (b) Except as expressly amended by this Amendment, the Lease is in all respects ratified and confirmed, and the terms, provisions, representations, warranties, covenants and conditions thereof shall be and remain in full force and effect.

         (c) The covenants, representations and warranties contained in the Lease are true and correct in all material respects on and as of the date hereof as though made on and as of this date, and to the best of its knowledge and belief Tenant is not in default in any manner under the Lease or under any document, writing or instrument executed in connection therewith or herewith.

         (d) All information, reports, statements and other data furnished by or on behalf of Tenant prior to, contemporaneously with, or subsequent to the execution of the Lease or this Amendment are and shall be true and correct to the best of its knowledge and belief and do not and shall not omit to state any fact or circumstance necessary to make the information contained therein or herein not misleading. Upon request of Landlord, Tenant shall provide to Landlord on a quarterly basis company prepared financial statements and on an annual basis annual audited financial statements of the Tenant.

         (e) To the best of its knowledge and belief Tenant has no claims, demands, counterclaims, defenses, allowances, adjustments or offsets arising out of or in any way related to the Lease (as amended hereby) or arising out of any document, writing or instrument executed in connection therewith or herewith.

9. This Amendment (i) shall be binding upon Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns; (ii) may be renewed, modified or amended only by a writing signed by each party hereto; (iii) shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America; (iv) may be executed in several counterparts, and each counterpart when so executed and delivered shall constitute an original agreement, and all such separate counterparts shall constitute one and the same agreement; and (v) embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease. The term "Lease" as used in the Lease or in any other instrument, document or writing executed in connection therewith or herewith shall mean the Lease as amended by the First Amendment and this Amendment.

     IN WITNESS WHEREOF, this Amendment is executed in multiple counterparts by Landlord and Tenant effective as of the date first written above.


TENANT:

PAYMENT SERVICES COMPANY,
a Texas corporation

By:  John D. Chaney
     --------------------------------------------------
     John D. Chaney, Chairman/Chief Executive Officer


LANDLORD:

VPM 1988-1, LTD.,
a Texas limited partnership

By:  VERIQUEST REAL ESTATE SERVICES, INC.,
     its General Partner

     By:  Larry A. Strickland
          ---------------------------------------------
          Larry A. Strickland, President



Exhibit A - Parcel 1 and Parcel 2
Schedule 1 - Adjustments to Base Rental for Allowance Used by Tenant

                      THIRD AMENDMENT TO LEASE AGREEMENT

         This Third Amendment to Lease Agreement ("Amendment") is made and entered into effective as of October 5, 1992, by and between VPM 1988-1, LTD., a Texas limited partnership, ("Landlord") and PAYMENT SERVICES COMPANY, a Delaware corporation ("Tenant"), as successor in interest by merger to Payment Services, a Texas corporation ("PSC-Texas").

                             W I T N E S S E T H:

RECITALS:

A. Landlord and PSC-Texas previously entered into that certain Lease Agreement ("Original Lease") dated April 13, 1990, covering 4,171 square feet of Net Rentable Area in the basement and all of the fifth
         (5th), seventh (7th), tenth (10th), and eleventh (11th) floors so that PSC-Texas leased an aggregate of 76,481 square feet of Net Rentable Area in a building known as 5251 Westheimer or TeleCheck Plaza (the "Building").

B. Subsequent to the execution of the Original Lease, Landlord and PSC-Texas executed that certain First Supplement To and Amendment Of Lease Agreement ("First Amendment") dated July 9, 1990, wherein Landlord agreed to lease to PSC-Texas the Sixth Floor Space covering 10,232 square feet of Net Rentable Area of the sixth (6th) floor of the Building which increased the total Net Rentable Area in the Building leased by PSC-Texas to 86,713 square feet.

C. As part of the consideration for leasing the Sixth Floor Space, Landlord gave PSC-Texas a credit equal to $100,000.00 amortized over the balance of the Lease Term on additional space PSC-Texas leased from Landlord within the Building prior to August 15, 1993, all as more particularly set forth in the Original Lease which $100,000.00 credit was paid to PSC-Texas in the form of a Base Rental reduction as more particularly set forth in the First Amendment.

D. Landlord and PSC-Texas have executed that certain Second Amendment to Lease Agreement dated February 21, 1992, ("Second Amendment") in order
         (i) to provide for PSC-Texas to lease the Remaining Sixth Floor Space in two parcels consisting of two (2) equal parcels each having 4,518 square feet of Net Rentable Area and each parcel being referred to as "Parcel 1" and "Parcel 2," (ii) to provide for a change in the Base Rental (which will be adjusted to reflect the total dollars expended by Landlord in the design and construction of the tenant improvements,
         (iii) to provide for Landlord to fund a leasehold improvement allowance and architectural and engineering allowance for tenant improvements for the Leased Premises, provided the Base Rental is increased to cover any portion of the allowance expended in the design and construction of the improvements, (iv) to provide for a 1991 Base Year for Parcel 1 and, depending upon when PSC-Texas occupied Parcel 2, either a 1992 or 1993 Base Year for Parcel 2, (v) to provide for the relocation of the existing exterior signage and to permit PSC-Texas to add comparable signage on the east face of the Building; and (vi) to ratify the parking provisions of the Lease. The Original Lease, as amended by the terms and provisions of the First Amendment, Second Amendment and this Amendment, shall hereinafter be referred to as the

         "Lease", which Lease is incorporated herein by this reference for all purposes. Words with initial capital letters used in this Amendment but not defined herein shall have the respective meanings assigned to such defined terms in the Lease.

E.       Tenant is now a wholly-owned subsidiary of Payment Services Company
         - U.S. which company is a wholly-owned subsidiary of First Financial Management Corporation ("FFMC"). Landlord has executed that certain Release dated July 28, 1992, which released John D. Chaney from his obligations to guarantee the Lease.

F. Landlord and Tenant now desire to amend the Lease (i) to increase the Base Rental Tenant is required to pay pursuant to Section 5(c) of the Second Amendment in order to reflect the monies advanced to Tenant to construct the improvements contemplated by the Second Amendment, (ii) to provide for Tenant to lease the space located on the fourth (4th) floor of the Building in two parcels, the first parcel consisting of 9,865 square feet of Net Rentable Area ("Parcel 3") and the second parcel consisting of 5,538 square feet of Net Rentable Area ("Parcel 4") and to provide for Tenant to lease space located in the basement of the Building consisting of 2,125 square feet of Net Rentable Area (the "Additional Basement Space"), (iii) to provide for a change in the Base Rental for Parcel 3 and Parcel 4 which will be adjusted to reflect the total dollars expended by Landlord in the design and construction of the Tenant improvements, (iv) to provide for Landlord to fund a leasehold improvement allowance and architectural and engineering allowance for tenant improvements for the Leased Premises, provided the Base Rental is increased to cover any portion of the allowance expended in the design and construction of the improvements,
         (v) to provide for a 1992 Base Year for Parcel 3 and the Additional Basement Space, and a 1995 Base Year for Parcel 4, (vi) provide for the deletion of Landlord's obligation to provide the First Expansion Area to Tenant, (vii) to provide for the extension of the Term of the Lease for Parcel 3 and Parcel 4, and (viii) to ratify the parking provisions of the Lease, all as more particularly set forth below.

AGREEMENT:

         IN CONSIDERATION OF THE PREMISES and the mutual agreements herein set forth and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.       Lease of Parcel 3, Parcel 4 and the Additional Basement Space.

         Subject to the terms contained herein and in the Lease as amended by the terms of this Amendment, Landlord does hereby lease and demise to Tenant and Tenant does hereby lease and take from Landlord (i) those certain premises containing approximately 9,865 square feet of Net Rentable Area (being Parcel 3), (ii) those certain premises containing approximately 5,538 square feet of Net Rentable Area (being Parcel 4), both parcels being located on the fourth (4th) floor of the Building, and (iii) and those certain premises containing approximately 2,125 square feet of Net Rentable Area (being the Additional Basement Space). The Additional Basement Space is depicted on the floor plan attached hereto as Exhibit A-2. Parcel 3 and Parcel 4 are depicted on the floor plan attached hereto as Exhibit A-1. By this reference, Exhibit A-1 and Exhibit A-2 are hereby incorporated in and made a part of Exhibit B to the Lease.

         Parcel 3 shall constitute Office Space and from and after the date hereof shall constitute a part of the Leased Premises and otherwise be included in the Net Rentable Area of the Lease. Except as otherwise provided herein, the lease of Parcel 3, Parcel 4 and the Additional Basement Space shall be subject to all the terms and conditions of the Lease, as amended hereby, as if the same had been originally included therein. Tenant's right to occupy Parcel 3, Parcel 4 and the Additional Basement Space shall be ten (10) years from the Parcel 3 Commencement Date. Parcel 4 will be provided to Tenant rent free for two (2) years so long as Parcel 4 is used solely for dead storage. After two (2) years, Tenant will pay Base Rental for Parcel 4 in accordance with the provisions of Paragraph 2 below.

         Parcel 4 will not be provided any Operating Expenses so long as Parcel 4 is used solely for Dead Storage. "Dead Storage" shall be defined as space not occupied by any personnel or used for any use other than a storage area; however, if Tenant occupies Parcel 4 and uses same for any purpose other than Dead Storage, then Landlord shall provide Building Standard Services for Parcel 4 and Tenant shall pay its percentage share of Operating Expenses (less any services not required by Tenant because of such occupancy). The total Net Rentable Area of the Leased Premises after inclusion of Parcel 3 and the Additional Basement Space shall be 107,739 square feet and after two years and the inclusion of Parcel 4, the total Net Rentable Area of the Leased Premises shall be 113,277 square feet.

2.       Rental Accrual Date for Parcel 3, Parcel 4 and the Additional Basement
         Space.

         The lease of Parcel 3 and the Additional Basement Space shall be effective as of the date of this Amendment; provided, however (a) Base Rental and other sums due under the Lease for Parcel 3 and the Additional Basement Space shall not commence to accrue for Parcel 3 and the Additional Basement Space ("Parcel 3 Rent Commencement Date") until the earlier of (i) the date Tenant takes occupancy of Parcel 3 and commences to conduct its normal and customary business therefrom, or (ii) October 15, 1992, and (b) Base Rental and other sums due under the Lease for Parcel 4 shall not commence to accrue for Parcel 4 ("Parcel 4 Rent Commencement Date") until two (2) years after the Parcel 3 Rent Commencement Date; provided, however, in the event Tenant occupies Parcel 4 and uses same for any other purpose than Dead Storage, then Tenant shall pay its pro rata share of the Operating Expenses (less any services not required by Tenant because of such occupancy) until the Parcel 4 Rent Commencement Date.

         Further, if Tenant elects to use the Allowance (defined below) to construct improvements to Parcel 4 prior to the Parcel 4 Rent Commencement Date, then Tenant shall be required to pay Landlord (in addition to the Base Rental) a monthly amount calculated to be the total Allowance provided for Parcel 4 by Landlord to Tenant amortized over the remaining Term of the Lease at an interest rate of ten percent (10%).

3.       Lease Term and Base Rental for the Leased Premises.

         The Term of the Lease for the Leased Premises and the Base Rental for the Leased Premises is set forth on Schedule 1 attached hereto which is incorporated by this reference. Subject to the adjustments as hereinafter set forth in the event Tenant uses the Allowance (defined below), commencing on the Parcel 3 Rent Commencement Date and on the Parcel 4 Rent Commencement Date and continuing thereafter during the Term of the Lease, Tenant shall pay the Base Rental for the Leased Premises set forth on Schedule 1.

         The Base Rental rates have been established assuming Tenant leases Parcel 3 and Parcel 4 on an AS-IS basis with Landlord not providing any allowance or other concessions to Tenant.

         Landlord will advance to Tenant the Allowance to be used to fully design, construct and install the Landlord's Work and Tenant's Work provided the Base Rental for Parcel 3 is increased by $.1586 per year per square foot of Net Rentable Area for every $1.00 of costs incurred by Landlord to design, construct and install the Landlord's Work and Tenant's Work which increase in Base Rental is reflected in Schedule 2 attached hereto.

         Further, if Tenant elects to use the Allowance (defined below) to construct improvements to Parcel 4 prior to the Parcel 4 Rent Commencement Date, then Tenant shall be required to pay Landlord (in addition to the Base Rental) a monthly amount calculated to be the total Allowance provided for Parcel 4 by Landlord to Tenant amortized over the remaining Term of the Lease at an interest rate of ten percent (10%).

         In accordance with the provisions of Paragraph 5 below, Landlord has agreed to advance to Tenant an Allowance (the "Allowance") not to exceed $18.00 per square foot of Net Rentable Area of Office Space contained in Parcel 3 and Parcel 4 for Tenant to use in the design and construction of the Landlord's Work and Tenant's Work for Parcel 3 and Parcel 4. The adjustment in Base Rental shall be prorated and adjusted to reflect the actual amounts advanced by Landlord to design, construct and install the Landlord's Work and Tenant's Work.

4.       Base Year for the calculation of Tenant's Additional Rental

         In order to calculate Tenant's Share of Operating Expenses for the Leased Premises, the following different Base Years will be utilized. The Base Year for Parcel 1 shall be 1991 with Tenant's Percentage Share for Parcel 1 being calculated as 2.4637%. The Base Year for Parcel 2 is 1992, being calculated as 1.7678%. The Base Year for Parcel 3 and the Additional Basement Space shall be 1992 with Tenant's Percentage Share for Parcel 3 being calculated as 4.6198% and Tenant's Percentage Share for the Additional Basement Space being calculated as 1.1806%. The Base Year for Parcel 4 shall be 1994, unless Tenant occupies Parcel 4 prior to 1994, thus the Base Year shall be the year such space is occupied with Tenant's Percentage Share for Parcel 4 being calculated as 2.5934%. The Base Year for the remainder of the Leased Premises shall continue to be 1990 with Tenant's Percentage Share being calculated as 40.6076% for such remainder.

5.       Leasehold Improvements.

         (a) Tenant shall have prepared at Tenant's cost for Landlord's approval drawings, plans and specifications ("Working Drawings") indicating all changes and improvements ("Landlord's Work") which Tenant desires to have constructed and installed in the Leased Premises, Parcel 3, Parcel 4 or the Additional Basement Space. The terms and provisions of the Work Letter attached to the Original Lease shall govern the construction of the Landlord's Work and Tenant's Work except as may be expressly provided otherwise in this Paragraph 5. Parcel 3 and Parcel 4 do not have to built out simultaneously. As soon as the Working Drawings have been approved by Landlord and Tenant, a copy of a schedule of the Working Drawings shall be appended to this Amendment and the Working Drawings shall be deemed incorporated herein for all purposes. Landlord shall diligently pursue towards completion the Landlord's Work depicted in the Working Drawings in accordance with the Construction Schedule. Tenant's Architect shall be an architectural firm selected by Tenant subject to Landlord's approval, which approval shall not be unreasonably withheld, provided such architectural firm is duly licensed by the State of Texas. Tenant shall pay Landlord a one time coordination fee equal to $5,500.00 for the supervision of construction of Landlord's Work and Tenant's Work for Parcel 4 and Parcel 3.

         (b) Landlord shall immediately proceed to prepare Parcel 3 and the Additional Basement Space and (when advised by Tenant to proceed), Parcel 4 in accordance with the Working Drawings (with such minor variations as Landlord and Tenant agree upon in writing). Parcel 3 and the Additional Basement Space and Parcel 4 will be deemed "completed" when (i) all Landlord's Work has been substantially completed in accordance with the Working Drawings, except for punch list items which do not materially interfere with Tenant's use thereof, and (ii) Landlord certifies in writing to Tenant as to such completion. By accepting possession of the leasehold improvements contained in Parcel 3 and the Additional Basement Space and Parcel 4, Tenant shall be deemed to have accepted the same in its As-Is condition and to have acknowledged that the same fully complies with Landlord's covenants and obligations hereunder (subject to any punch list items which remain to be completed).

         (c) All costs and expenses of the Landlord's Work and Tenant's Work shall be paid by Tenant; provided, however, Landlord shall advance to Tenant an allowance for the design and construction of the Landlord's Work and Tenant's Work ("Allowance") up to a maximum of $18.00 per square foot of Net Rentable Area in Parcel 3 and Parcel 4 equal to $277,254.00 to be advanced by Landlord to Tenant and credited against such costs and expenses as incurred. Tenant acknowledges and agrees Landlord's covenant to advance the Allowance to Tenant is not a rent concession or an inducement of any kind because if the Allowance is advanced to Tenant, the Base Rental Tenant is required to pay for Parcel 3 will be increased by $.1586 per square foot of Net Rentable Area within Parcel 3, per year for every dollar per square foot of Net Rentable Area in Parcel 3 that Landlord advances to Tenant in the form of the Allowance. The Base Rental for Parcel 4 shall be increased on a monthly basis by an amount equal to the total Allowance provided for Parcel 4 by Landlord to Tenant amortized over the remainder of the Term of the Lease at an interest rate of ten percent (10%). Tenant shall pay in cash to Landlord, upon demand, all costs and expenses for the Landlord's Work and Tenant's Work which exceed the Allowance and for the installation of any improvements or personalty which are not depicted on the approved Working Drawings. The Landlord's $5,500.00 coordination fee may be paid from the Allowance.

         In the event any portion of the Allowance is not used ("Unused Allowance"), the Unused Allowance may be used prior to January 1, 1995 to renovate or construct additional improvements to the Leased Premises provided appropriate Working Drawings are approved by the Landlord. Any use of the Unused Allowance will cause an increase in the Base Rental for Parcel 3 and Parcel 4 as set forth in this Paragraph 5. After construction of the improvements and a final determination of how much of the Allowance Tenant desires to use, Landlord and Tenant agree to enter into an appropriate amendment to the Lease to confirm the adjusted Base Rental for Parcel 3 and Parcel 4.

6. Parking. Landlord and Tenant ratify and confirm that the parking provisions of the Original Lease as set forth in Section 3.04 remain in full force and effect. Landlord and Tenant acknowledge that Tenant will continue to have all Parking Rent abate for the Lease Premises until September 1, 1994. In addition, to the extent the Net Rentable Area of the Leased Premises changes as a consequence of Tenant leasing Parcel 3 and Parcel 4, then Parcel 3 and Parcel 4 shall be deemed part of the initial Leased Premises (and not space obtained pursuant to Section 2.10 or Section 2.11) and the number of parking permits for Parcel 3 and Parcel 4 are set forth in Section 3.04(a) through (d) of the Original Lease. Notwithstanding anything herein to the contrary, Landlord and Tenant agree that Tenant shall not have to pay rental for any parking permits provided to Tenant for Parcel 3 and Parcel 4 until three (3) years after the Parcel 3 Rent Commencement Date. Landlord and Tenant acknowledge that the Parking Facilities have been re-striped and the current parking ratio is 4.00.

7. Expansion Option. Landlord and Tenant acknowledge that the inclusion of Parcel 3 and Parcel 4 as part of the Leased Premises constitutes an early take down of the ten thousand (10,000) square feet of Net Rentable Area that Landlord and Tenant had contemplated would constitute the First Expansion Area as defined in Exhibit E of the Original Lease. Consequently, the obligation of the Landlord to provide the First Expansion Area to Tenant has been satisfied and the provisions of Exhibit E are amended accordingly. Nothing contained herein shall amend Landlord's obligation to provide Tenant with the Second Expansion Area or the Third Expansion Area.

8. Termination Option. Notwithstanding anything contained herein to the contrary, so long as Tenant is not in default under the Lease beyond any applicable grace period, Tenant shall have the right by giving written notice to Landlord no later than February 28, 2000, to terminate its lease of Parcel 3 and Parcel 4 effective as of August 31, 2000, provided Tenant pays to Landlord the Termination Fee (hereinafter defined).

         Tenant's notice to terminate its lease of Parcel 3 and Parcel 4 must be received by Landlord no later than February 27, 2000. If Tenant shall terminate its lease of Parcel 3 and Parcel 4, Tenant shall pay to Landlord a Termination Fee equal to (a) $61,125.00, plus (b) the unamortized cost of the leasehold improvements paid for by Landlord for Parcel 3 and Parcel 4 (using an interest rate of ten percent (10%) over a term of ten years), plus (c) the unamortized cost of any leasing commissions paid by Landlord for Parcel 3 and Parcel 4 (using an interest rate of ten percent (10%) over a term of ten years).

9.       Tenant hereby covenants, represents and warrants to Landlord that:

         (a) Tenant is solvent; that no bankruptcy or insolvency proceedings are pending or contemplated by or against Tenant; and that this Amendment is the legal, valid and binding obligation of Tenant enforceable against Tenant in accordance with its terms, except as enforceability hereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to Landlord's rights and by general principles which may limit the right to obtain equitable remedies.

         (b) Except as expressly amended by this Amendment, the Lease is in all respects ratified and confirmed, and the terms, provisions, representations, warranties, covenants and conditions thereof shall be and remain in full force and effect.

         (c) The covenants, representations and warranties contained in the Lease are true and correct in all material respects on and as of the date hereof as though made on and as of this date, and to the best of its knowledge and belief Tenant is not in default in any manner under the Lease or under any document, writing or instrument executed in connection therewith or herewith.

         (d) All information, reports, statements and other data furnished by or on behalf of Tenant prior to, contemporaneously with, or subsequent to the execution of the Lease or this Amendment are and shall be true and correct to the best of its knowledge and belief and do not and shall not omit to state any fact or circumstance necessary to make the information contained therein or herein not misleading. Upon request of Landlord, Tenant shall provide to Landlord on a quarterly basis company prepared financial statements and on an annual basis annual audited financial statements of the Tenant and FFMC.

         (e) To the best of its knowledge and belief Tenant has no claims, demands, counterclaims, defenses, allowances, adjustments or offsets arising out of or in any way related to the Lease (as amended hereby) or arising out of any document, writing or instrument executed in connection therewith or herewith.

10. This Amendment (i) shall be binding upon the Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns; (ii) may be renewed, modified or amended only by a writing signed by each party hereto; (iii) shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America; (iv) may be executed in several counterparts, and each counterpart when so executed and delivered shall constitute an original agreement, and all such separate counterparts shall constitute one and the same agreement; and (v) together with the Lease, embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease. The term "Lease" as used in the Lease or in any other instrument, document or writing executed in connection therewith or herewith shall mean the Lease as amended by the First Amendment, Second Amendment and this Amendment.

         IN WITNESS WHEREOF, this Amendment is executed in multiple counterparts by Landlord and Tenant effective as of the date first written above.

TENANT:

PAYMENT SERVICES COMPANY,
a Delaware corporation

By: Barry W. Burt
    -----------------------------
    Barry W. Burt, Vice President


LANDLORD:

VPM 1988-1, LTD.,
a Texas limited partnership

By: VERIQUEST REAL ESTATE SERVICES, INC.,
    its General Partner

    By: Larry A. Strickland
        ------------------------------
        Larry A. Strickland, President


Exhibit A-1 - Parcel 3 and Parcel 4
Exhibit A-2 - Additional Basement Space
Schedule 1  - Base Rental for entire Leased Premises
Schedule 2  - Adjustments to Base Rental for Allowance used by Tenant

                     FOURTH AMENDMENT TO LEASE AGREEMENT


This Fourth Amendment to Lease Agreement ("Amendment") is made and entered into effective as of April 5, 1993, by and between VPM 19881, LTD., a Texas limited partnership, ("Landlord") and PAYMENT SERVICES COMPANY, a Delaware corporation ("Tenant"), as successor in interest by merger to Payment Services, a Texas corporation ("PSC-Texas").


                             W I T N E S S E T H:


RECITALS:

A. Landlord and PSC-Texas previously entered into that certain Lease Agreement ("Original Lease") dated April 13, 1990, covering 4,171 square feet of Net Rentable Area in the basement and all of the fifth
         (5th), seventh (7th), tenth (10th), and eleventh (11th) floors so that Tenant leased an aggregate of 76,481 square feet of Net Rentable Area in a building known as 5251 Westheimer or TeleCheck Plaza (the "Building").

B. Subsequent to the execution of the Original Lease, Landlord and Tenant executed that certain First Supplement To and Amendment Of Lease Agreement ("First Amendment") dated July 9, 1990, wherein Landlord agreed to lease to Tenant the Sixth Floor Space covering 10,232 square feet of Net Rentable Area of the sixth (6th) floor of the Building which increased the total Net Rentable Area in the Building leased by PSC-Texas to 86,713 square feet.

C. As part of the consideration for leasing the Sixth Floor Space, Landlord gave PSC-Texas a credit equal to $100,000.00 amortized over the balance of the Lease Term on additional space PSC-Texas leased from Landlord within the Building prior to August 15, 1993, all as more particularly set forth in the Original Lease which $100,000.00 credit was paid to PSC-Texas in the form of a Base Rental reduction as more particularly set forth in the First Amendment.

D. Landlord and PSC-Texas have executed that certain Second Amendment to Lease Agreement dated February 21, 1992, ("Second Amendment") in order
         (i) to provide for PSC-Texas to lease the Remaining Sixth Floor Space in two parcels consisting of two (2) equal parcels each having 4,518 square feet of Net Rentable Area and each parcel being referred to as "Parcel 1" and "Parcel 2", (ii) to provide for a change in the Base Rental (which will be adjusted to reflect the total dollars expended by Landlord in the design and construction of the tenant improvements,
         (iii) to provide for Landlord to fund a leasehold improvement allowance and architectural and engineering allowance for tenant improvements for the Leased Premises, provided the Base Rental is increased to cover any portion of the allowance expended in the design and construction of the improvements, (iv) to provide for a 1991 Base Year for Parcel 1 and, depending upon when PSC-Texas occupied Parcel 2, either a 1992 or 1993 Base Year for Parcel 2, (v) to provide for the relocation of the existing exterior signage and to permit PSC-Texas to add comparable signage on the east face of the Building; and (vi) to ratify the parking provisions of the Lease Agreement.



                                -Page 1 of 8-

E. Tenant is now a wholly-owned subsidiary of Payment Services Company - U.S. which company is a wholly-owned subsidiary of First Financial Management Corporation ("FFMC"). Landlord has executed that certain Release dated July 28, 1992, which released John D. Chaney from his obligations to guarantee the Lease.

F. Landlord and PSC-Texas have executed that certain Third Amendment to Lease Agreement dated October 5, 1992, ("Third Amendment") in order
         (i) to increase the Base Rental Tenant is required to pay pursuant to
         Section 5(c) of the Second Amendment in order to reflect the monies advanced to Tenant to construct the improvements contemplated by the Second Amendment, (ii) to provide for Tenant to lease the space located on the fourth (4th) floor of the Building in two parcels, the first parcel consisting of 9,865 square feet of Net Rentable Area ("Parcel 3") and the second parcel consisting of 5,538 square feet of Net Rentable Area ("Parcel 4") and to provide for Tenant to lease space located in the basement of the Building consisting of 2,125 square feet of Net Rentable Area (the "Additional Basement Space"),
         (iii) to provide for a change in the Base Rental for Parcel 3 and Parcel 4 which will be adjusted to reflect the total dollars expended by Landlord in the design and construction of the Tenant improvements,
         (iv) to provide for Landlord to fund a leasehold improvement allowance and architectural and engineering allowance for tenant improvements for the Leased Premises, provided the Base Rental is increased to cover any portion of the allowance expended in the design and construction of the improvements, (v) to provide for a 1992 Base Year for Parcel 3 and the Additional Basement Space, and a 1992 Base Year for Parcel 4, (vi) to provide for the deletion of Landlord's obligation to provide the First Expansion Area to Tenant, (vii) to provide for the extension of the Term of the Lease for Parcel 3 and Parcel 4, and (viii) to ratify the parking provisions of the Lease. The Original Lease, as amended by the terms and provisions of the First Amendment, Second Amendment, Third Amendment and this Amendment, shall hereinafter be referred to as the "Lease", which Lease is incorporated herein by this reference for all purposes. Words with initial capital letters used in this Amendment but not defined herein shall have the respective meanings assigned to such defined terms in the Lease.

G. Landlord and Tenant now desire to amend the Lease (i) to increase the Base Rental Tenant is required to pay pursuant to Section 5(c) of the Third Amendment in order to reflect the monies advanced to Tenant to construct the improvements contemplated by the Third Amendment, (ii) to provide for Tenant to lease the space located on the fourth (4th) floor of the Building in two parcels, the first parcel, being Suite 440, consisting of 2999 square feet of Net Rentable Area ("Parcel 5") and the second parcel, being Suite 420, consisting of 1,000 square feet of Net Rentable Area ("Parcel 6"), (iii) to provide for a change in the Base Rental for Parcel 5 and Parcel 6 which will be adjusted to reflect the total dollars expended by Landlord in the design and construction of the Tenant improvements, (iv) to provide for Landlord to fund a leasehold improvement allowance and architectural and engineering allowance for tenant improvements for the Leased Premises and to provide for the relocation of Small Business Loan Services currently occupying Parcel 5 and Parcel 6, provided the Base Rental is increased to cover any portion of the allowance expended in the design and construction of the improvements and the relocation of Small Business Loan Services, (v) to permit Tenant to install a permanent emergency generator and to store fuel for the generator at a location approved by Landlord, (vi) to provide for a 1993 Base Year for Parcel 5 and Parcel 6, (vii) to provide for the extension of the Term of the Lease for Parcel 5 and Parcel 6, and (viii) to ratify the parking provisions of the Lease.



                                -Page 2 of 8-

AGREEMENT:

IN CONSIDERATION OF THE PREMISES and the mutual agreements herein set forth and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.       Lease of Parcel 5 and Parcel 6.

         Subject to the terms contained herein and in the Lease as amended by the terms of this Amendment, Landlord does hereby lease and demise to Tenant and Tenant does hereby lease and take from Landlord (i) those certain premises containing approximately 2,999 square feet of Net Rentable Area (being Parcel 5), and (ii) those certain premises containing approximately 1,000 square feet of Net Rentable Area (being Parcel 6), both parcels being located on the fourth (4th) floor of the Building. Parcel 5 and Parcel 6 are depicted on the floor plan attached hereto as Exhibit A4-1. By this reference, Exhibit A4-1 is hereby incorporated in and made a part of Exhibit B to the Lease.

         Parcel 5 and Parcel 6 shall constitute Office Space and from and after the date hereof shall constitute a part of the Leased Premises and otherwise be included in the Net Rentable Area of the Lease. Except as otherwise provided herein, the lease of Parcel 5 and Parcel 6 shall be subject to all the terms and conditions of the Lease, as amended hereby, as if the same had been originally included therein. Tenant's right to occupy Parcel 5 and Parcel 6 shall be from the Parcel 5 and 6 Commencement Date until November 24, 2002. The total Net Rentable Area of the Leased Premises after inclusion of Parcel 5 and Parcel 6 and Parcel 4 (pursuant to the terms of the Third Amendment), the total Net Rentable Area of the Leased Premises shall be 117,276 square feet.

2.       Rental Accrual Date for Parcel 5 and Parcel 6.

         The lease of Parcel 5 and Parcel 6 shall be effective as of the date of this Amendment; provided, however (a) Base Rental and other sums due under the Lease for Parcel 5 and Parcel 6 shall not commence to accrue for Parcel 5 and Parcel 6 ("Parcel 5 and 6 Rent Commencement Date") until the earlier of (i) the date Tenant takes occupancy of Parcel 5 and Parcel 6 and commences to conduct its normal and customary business therefrom, or (ii) April 1, 1993.

3.       Lease Term and Base Rental for the Leased Premises.

         The Term of the Lease for the Leased Premises and the Base Rental for the Leased Premises is set forth on Schedule 1 attached hereto which is incorporated by this reference. Subject to the adjustments as hereinafter set forth in the event Tenant uses the Allowance (defined below), commencing on the Parcel 5 and 6 Rent Commencement Date and continuing thereafter during the Term of the Lease, Tenant shall pay the Base Rental for the Leased Premises set forth on Schedule 1.

         The Base Rental rates have been established assuming Tenant leases Parcel 5 and Parcel 6 on an AS-IS basis with Landlord not providing any allowance or other concessions to Tenant.

         Landlord will advance to Tenant the Allowance to be used to fully design, construct and install the Landlord's work and the Tenant's Work provided the Base Rental for Parcel 5



                                -Page 3 of 8-
         and Parcel 6 is increased by $0.1586 per year per square foot of Net Rentable Area for every $1.00 of costs incurred by Landlord to design, construct and install the Landlord's Work and Tenant's Work which increase in Base Rental is reflected in Schedule 2 attached hereto.

         In accordance with the provisions of Paraqraph 5 below, Landlord has agreed to advance to Tenant an Allowance ("Allowance") not to exceed $18.00 per square foot of Net Rentable Area of Office Space contained in Parcel 5 and Parcel 6 for Tenant to use in the design and construction of the Landlord's Work and Tenant's Work for Parcel 5 and Parcel 6.

4.       Base Year for the calculation of Tenant's Additional Rental.

         In order to calculate Tenant's Share of Operating Expenses for the Leased Premises, the following different Base Years will be utilized. The Base Year for Parcel 1 shall be 1991 with Tenant's Percentage Share for Parcel 1 being calculated as (2.4637%). The Base Year for Parcel 2 shall be 1992 with Tenant's Percentage Share for Parcel 2 being calculated as (1.7678%). The Base Year for Parcel 3 and the Additional Basement Space shall be 1992 with Tenant's Percentage Share for Parcel 3 being calculated as (4.6198%) and Tenant's Percentage Share for the Additional Basement Space being calculated as 0.9951%. The Base Year for Parcel 4 shall be 1992, with Tenant's Percentage Share for Parcel 4 being calculated as 2.5934%. The Base Year for Parcel 5 and Parcel 6 shall be 1993 with Tenant's Percentage Share for Parcel 5 and Parcel 6 collectively being 1.8727%. The Base Year for the remainder of the Leased Premises shall continue to be 1990 with Tenant's Percentage Share being calculated as 40.6076% for such remainder.

5.       Leasehold Improvements.

         (a) Tenant shall have prepared at Tenant's cost for Landlord's approval drawings, plans and specifications ("Working Drawings") indicating all changes and improvements ("Landlord's Work") which Tenant desires to have constructed and installed in the Leased Premises. Parcel 5 and Parcel 6 need to be built out simultaneously. The terms and provisions of the Work
                 Letter attached to the Original Lease shall govern the construction of the Landlord's Work and Tenant's Work except as may be expressly provided otherwise in this Paragraph 5. As soon as the Working Drawings have been approved by Landlord and Tenant, a copy of a schedule of the Working Drawings shall be appended to this Amendment and the Working Drawings shall be deemed incorporated herein for all purposes. Landlord shall diligently pursue towards completion the Landlord's Work depicted in the Working Drawings in accordance with the Construction Schedule. Tenant's Architect shall be an architectural firm selected by Tenant subject to Landlord's approval, which approval shall not be unreasonably withheld, provided such architectural firm is duly licensed by the State of Texas. Tenant shall pay Landlord a one time coordination fee equal to $5,500.00 for the supervision of construction of Landlord's Work and Tenant's Work for Parcel 5 and Parcel 6.

         (b) Landlord shall immediately proceed to prepare Parcel 5 and Parcel 6 in accordance with the Working Drawings (with such minor variations as Landlord and Tenant agree upon in writing). Parcel 5 and Parcel 6 will be deemed



                                 -Page 4 of 8-

                          "completed" when (i) all Landlord's Work has been substantially completed in accordance with the Working Drawings except for punch list items which do not materially interfere with Tenant's use thereof, and (ii) Landlord certifies in writing to Tenant as to such completion. By accepting possession of the leasehold improvements contained in Parcel 5 and Parcel 6, Tenant shall be deemed to have accepted the same in its As-Is condition and to have acknowledged that the same fully complies with Landlord's covenants and obligations hereunder (subject to any punch list items which remain to be completed).

                 (c) All costs and expenses of relocating Small Business Loan Services, the Landlord's Work and Tenant's Work shall be paid by Tenant; provided, however, Landlord shall advance to Tenant an allowance for the design and construction of the Landlord's Work and Tenant's Work ("Allowance") up to a maximum of $18.00 per square foot of Net Rentable Area in Parcel 5 and Parcel 6 equal to $71,982.00 to be advanced by Landlord to Tenant and credited against such costs and expenses as incurred. Tenant acknowledges and agrees Landlord's covenant to advance the Allowance to Tenant is not a rent concession or an inducement of any kind because if the Allowance is advanced to Tenant, the Base Rental Tenant is required to pay for Parcel 5 and Parcel 6 will be increased by $0.1586 per square foot of Net Rentable Area within Parcel 5 and Parcel 6 per year for every dollar per square foot of Net Rentable Area in Parcel 5 and Parcel 6 that Landlord advances to Tenant in the form of the Allowance. In the event the total costs of (i) relocating Small Business Loan Services, and (ii) Tenant's Work, and (iii) Landlord's Work, and (iv) installation of any improvements or personalty which were not depicted on the approved Working Drawings exceeds the amount of the Allowance (such amount being called the "Overage") Tenant shall pay the Overage in cash to Landlord, upon demand, or, at Tenant's election, Landlord will amortize the Overage in equal monthly installments over five years of the Term at an interest rate of ten percent (10%) per annum commencing on the Parcel 5 and Parcel 6 Commencement Date. Landlord shall advise Tenant of the amount of the Overage, if any, and Tenant shall either pay the Overage in cash or elect to have the Overage amortized over five (5) years of the Lease term, such election to be made within three (3) days after receipt of Landlord's notifcation of the Overage. If Tenant elects to pay the Overage as additional Base Rental, Landlord shall prepare an amendment to the Lease reflecting the new Base Rental for the Leased Premises for Tenant's execution. The Landord's $5,500.00 Coordination Fee may be paid from the Allowance.

                          In the event any portion of the Allowance is not used ("Unused Allowance"), the Unused Allowance may be used prior to January 1, 1995 to renovate or construct additional improvements to the Leased Premises provided appropriate Working Drawings are approved by the Landlord. Any use of the Unused Allowance will cause an increase in the Base Rental for Parcel 5 and Parcel 6 as set forth in this Paraqraph 5. After construction of the improvements and a final determination of how much of the Allowance Tenant desires to use, Landlord and Tenant agree to enter into an appropriate amendment to the Lease to confirm the adjusted Base Rental for Parcel 5 and Parcel 6.




                                -Page 5 of 8-

6.       Generator.

         Tenant may install an electrical generator in a location approved in writing by Landlord. Upon termination of the Lease, Tenant shall remove the generator and repair any damage associated with its removal. Upon prior written notice to Landlord, Tenant may temporarily store diesel fuel in a location approved by Landlord to run the generator. Such temporary storage shall only for such period of time as is necessary for Tenant to take precautions to insure that Tenant will have adequate electrical power during any impending storm or other event which could reasonably cause the electrical power to the Leased Premises to be interrupted. Tenant shall not store fuel for the generator on a permanent basis and will cause the fuel to be removed when the reason for temporarily storing the fuel has subsided. Tenant shall indemnify, defend and hold harmless Landlord from loss, damage, legal fees and costs associated with any fuel spill or leakage from the fuel storage drums and from any loss, damage, legal fees and costs associated with damage to the Building arising from the use of the generator even if the concurrent negligence (but not the gross negligence or wilful misconduct) of Landlord contributed to the damage or loss.

7.       Parking.

         Landlord and Tenant ratify and confirm that the parking provisions of the Original Lease as set forth in Section 3.04 remain in full force and effect. Landlord and Tenant acknowledge that Tenant will continue to have all Parking Rent abate for the Leased Premises until September 1, 1994. In addition, to the extent the Net Rentable Area of the Leased Premises changes as a consequence of Tenant leasing Parcel 5 and Parcel 6, then Parcel 5 and Parcel 6 shall be deemed part of the initial Leased Premises (and not space obtained pursuant to Section
         2.10 or Section 2.11) and the number of parking permits and the charges therefor for Parcel 5 and Parcel 6 are set forth in Section
         3.04 (a) through (d) of the Original Lease. Notwithstanding anything herein to the contrary, Landlord and Tenant agree that Tenant shall not have to pay rental for any parking permits provided to Tenant tor Parcel 5 and Parcel 6 until November 25, 1995. Landlord and Tenant acknowledge that the Parking Facilities have been re-stripped and the current parking ratio is 4.00.

8.       Termination Option.

         Notwithstanding anything contained herein to the contrary, so long as Tenant is not in default under the Lease beyond any applicable grace period, Tenant shall have the right by giving written notice to Landlord no later than February 28, 2000, to terminate its lease of Parcel 5 and Parcel 6 effective as of August 31, 2000, provided Tenant pays to Landlord the Termination Fee (hereinafter defined).

         Tenant's notice to terminate its lease of Parcel 5 and Parcel 6 must be received by Landlord no later than February 27, 2000. If Tenant shall terminate its lease of Parcel 5 and Parcel 6, Tenant shall pay to Landlord a Termination Fee equal to (a) the unamortized cost of the leasehold improvements paid for by landlord for Parcel 5 and Parcel 6 (using an interest rate of ten percent (10%) over a term of ten (10) years), plus (b) the unamortized cost of any leasing commissions paid by Landlord for Parcel 5 and Parcel 6 (using an interest rate of ten percent (10%) over a term of ten (10) years).



                                -Page 6 of 8-

9.       Tenant hereby covenants, represents and warrants to Landlord that:

         (a) Tenant is solvent; that no bankruptcy or insolvency proceedings are pending or contemplated by or against Tenant; and that this Amendment is the legal, valid and binding obligation of Tenant enforceable against Tenant in accordance with its terms, except as enforceability hereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to Landlord's rights and by general principles which may limit the right to obtain equitable remedies.

         (b) Except as expressly amended by this Amendment, the Lease is in all respects ratified and confirmed, and the terms, provisions, representations, warranties, covenants and conditions thereof shall be and remain in full force and effect.

         (c) The covenants, representations and warranties contained in the Lease are true and correct in all material respects on and as of the date hereof as though made on and as of this date, and to the best of its knowledge and belief Tenant is not in default in any manner under the Lease or under any document, writing or instrument executed in connection therewith or herewith.

         (d) All information, reports, statements and other data furnished by or on behalf of Tenant prior to, contemporaneously with, or subsequent to the execution of the Lease or this Amendment are and shall be true and correct to the best of its knowledge and belief and do not and shall not omit to state any fact or circumstance necessary to make the information contained therein or herein not misleading. Upon request of Landlord, Tenant shall provide to Landlord on a quarterly basis company prepared financial statements and on an annual basis annual audited financial statements of the Tenant and FFMC.

         (e) To the best of its knowledge and belief Tenant has no claims, demands, counterclaims, defenses, allowances, adjustments or offsets arising out of or in any way related to the Lease (as amended hereby) or arising out of any document, writing or instrument executed in connection therewith or herewith.

10. This Amendment (i) shall be binding upon the Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns; (ii) may be renewed, modified or amended only by a writing signed by each party hereto; (iii) shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America; (iv) may be executed in several counterparts, and each counterpart when so executed and delivered shall constitute an original agreement, and all such separate counterparts shall constitute one and the same agreement; and (v) together with the Lease, embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.




                                -Page 7 of 8-

         IN WITNESS WHEREOF, this Amendment is executed in multiple counterparts by Landlord and Tenant effective as of the date first written above.


TENANT:

PAYMENT SERVICES COMPANY,
a Delaware corporation

By: Barry W. Burt
    ---------------------------------
    Barry W. Burt, Vice President

LANDLORD:

VPM 1988 1, LTD.,
a Texas limited partnership

By: VERIOUEST REAL ESTATE SERVICES, INC.,
    its General Partner

By: Larry A. Stickland, President
    ---------------------------------
    Larry A. Stickland, President




Exhibit A4-1- Parcel 5 and Parcel 6
Schedule 1 -  Base Rental for Entire Leased Premises
Schedule 2 -  Adjustments to Base Rental
              for Allowance Used by Tenant




                                -Page 8 of 8-

                      FIFTH AMENDMENT TO LEASE AGREEMENT


This Fifth Amendment to Lease Agreement ("Amendment") is made and entered into effective as of December 15, 1993, by and between VPM 1988-1, LTD., a Texas limited partnership, ("Landlord") and TELECHECK SERVICES, INC. ("Tenant"), as successor in interest to Payment Services Company, a Delaware corporation, as successor in interest by merger to Payment Services, a Texas corporation ("PSC-Texas").


                            W I T N E S S E T H :


RECITALS:

A. Landlord and PSC-Texas previously entered into that certain Lease Agreement ("Original Lease") dated April 13, 1990, covering 4,171 square feet of Net Rentable Area in the basement and all of the fifth
         (5th), seventh (7th), tenth (1Oth), and eleventh (11th) floors so that Tenant leased an aggregate of 76,481 square feet of Net Rentable Area in a building known as 5251 Westheimer or TeleCheck Plaza (the "Building").

B. Subsequent to the execution of the Original Lease, Landlord and Tenant executed that certain First Supplement To and Amendment Of Lease Agreement ("First Amendment") dated July 9, 1990, wherein Landlord agreed to lease to Tenant the Sixth Floor Space covering 10,232 square feet of Net Rentable Area of the sixth (6th) floor of the Building which increased the total Net Rentable Area in the Building leased by PSC-Texas to 86,713 square feet of Net Rentable Area.

C. As part of the consideration for leasing the Sixth Floor Space, Landlord gave PSC-Texas a credit equal to $100,000.00 amortized over the balance of the Lease Term on additional space PSC-Texas leased from Landlord within the Building prior to August 15, 1993, all as more particularly set forth in the Original Lease which $100,000.00 credit was paid to PSC-Texas in the form of a Base Rental reduction as more particularly set forth in the First Amendment.

D. Landlord and PSC-Texas have executed that certain Second Amendment to Lease Agreement dated February 21, 1992, ("Second Amendment") in order
         (i) to provide for PSC-Texas to lease the Remaining Sixth Floor Space in two parcels consisting of two (2) equal parcels each having 4,518 square feet of Net Rentable Area and each parcel being referred to as "Parcel 1" and "Parcel 2", (ii) to provide for a change in the Base Rental (which will be adjusted to reflect the total dollars expended by Landlord in the design and construction of the tenant improvements,
         (iii) to provide for Landlord to fund a Leasehold Improvement Allowance and Architectural and Engineering Allowance for tenant improvements for the Leased Premises, provided the Base Rental is increased to cover any portion of the allowance expended in the design and construction of the improvements, (iv) to provide for a 1991 Base Year for Parcel 1 and, depending upon when PSC-Texas occupied Parcel 2, either a 1992 or 1993 Base Year for Parcel 2, (v) to provide for the relocation of the existing exterior signage and to permit PSC-


                                -Page 1 of 8-

         Texas to add comparable signage on the east face of the Building; and
         (vi) to ratify the parking provisions of the Lease Agreement.

E. Tenant is now a wholly-owned subsidiary of Payment Services Company-U.S. which company is a wholly-owned subsidiary of First Financial Management Corporation ("FFMC"). Landlord has executed that certain Release dated July 28, 1992, which released John D. Chaney from his obligations to guarantee the Lease.

F. Landlord and PSC-Texas have executed that certain Third Amendment to Lease Agreement dated October 5, 1992, ("Third Amendment") in order
         (i) to increase the Base Rental Tenant is required to pay pursuant to
         Section 5(c) of the Second Amendment in order to reflect the monies advanced to Tenant to construct the improvements contemplated by the Second Amendment, (ii) to provide for Tenant to lease the space located on the fourth (4th) floor of the Building in two parcels, the first parcel consisting of 9,865 square feet of Net Rentable Area ("Parcel 3") and the second parcel consisting of 5,538 square feet of Net Rentable Area ("Parcel 4") and to provide for Tenant to lease space located in the basement of the Building consisting of 2,125 square feet of Net Rentable Area (the "Additional Basement Space"),
         (iii) to provide for a change in the Base Rental for Parcel 3 and Parcel 4 which will be adjusted to reflect the total dollars expended by Landlord in the design and construction of the Tenant improvements,
         (iv) to provide for Landlord to fund a Leasehold Improvement Allowance and Architectural and Engineering Allowance for tenant improvements for the Leased Premises, provided the Base Rental is increased to cover any portion of the allowance expended in the design and construction of the improvements, (v) to provide for a 1992 Base Year for Parcel 3 and the Additional Basement Space, and a 1992 Base Year for Parcel 4, (vi) to provide for the deletion of Landlord's obligation to provide the First Expansion Area to Tenant, (vii) to provide for the extension of the Term of the Lease for Parcel 3 and Parcel 4, and (viii) to ratify the parking provisions of the Lease.

G. Landlord and PSC-Texas have executed that certain Fourth Amendment to Lease Agreement dated April 5, 1993 ("Fourth Amendment") in order (i) to increase the Base Rental Tenant is required to pay, (ii) to provide for Tenant to lease the space located on the fourth (4th) floor of the Building in two parcels, the first parcel, being Suite 440, consisting of 2999 square feet of Net Rentable Area ("Parcel 5") and the second parcel, being Suite 420, consisting of 1,000 square feet of Net Rentable Area ("Parcel 6"), (iii) to provide for a change in the Base Rental for Parcel 5 and Parcel 6 which will be adjusted to reflect the total dollars expended by Landlord in the design and construction of the Tenant improvements, (iv) to provide for Landlord to fund a leasehold improvement allowance and architectural and engineering allowance for tenant improvements for the Leased Premises and to provide for the relocation of Small Business Loan Services currently occupying Parcel 5 and Parcel 6, provided the Base Rental is increased to cover any portion of the allowance expended in the design and construction of the improvements and the relocation of Small Business Loan Services, (v) to permit Tenant to install a permanent emergency generator and to store fuel for the generator at a location approved by Landlord, (vi) to provide for a 1993 Base Year for Parcel 5 and Parcel 6, (vii) to provide for the extension of the Term of the Lease for Parcel 5 and Parcel 6, and (viii) to ratify the parking provisions of the Lease.

                                -Page 2 of 8-

H. Landlord and Tenant now desire to amend the Lease (i) to increase the Base Rental Tenant is required to pay, (ii) to provide for Tenant to lease the space located on the eighth (8th) floor of the Building, being Suite 850, consisting of 3,858 square feet of Net Rentable Area ("Parcel 7"), (iii) to provide for a change in the Base Rental for Parcel 7 which will be adjusted to reflect the total dollars expended by Landlord in the design and construction of the Tenant improvements,
         (iv) to provide for Landlord to fund a Leasehold Improvement Allowance and Architectural and Engineering Allowance for tenant improvements for the Leased Premises, provided the Base Rental is increased to cover any portion of the allowance expended in the design and construction of the improvements, (v) to provide for a 1993 Base Year for Parcel 7, (vii) to provide for the extension of the Term of the Lease for Parcel 7, and (viii) to ratify the parking provisions of the Lease. The Original Lease, as amended by the terms and provisions of the First Amendment, Second Amendment, Third Amendment, Fourth Amendment and this Amendment, shall hereinafter be referred to as the "Lease", which Lease is incorporated herein by this reference for all purposes. Words with initial capital letters used in this Amendment but not defined herein shall have the respective meanings assigned to such defined terms in the Lease.



AGREEMENT:

IN CONSIDERATION OF THE PREMISES and the mutual agreements herein set forth and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.       Lease of Parcel 7.

         Subject to the terms contained herein and in the Lease as amended by the terms of this Amendment, Landlord does hereby lease and demise to Tenant and Tenant does hereby lease and take from Landlord those certain premises containing approximately 3,858 square feet of Net Rentable Area (being Parcel 7), located on the eighth (8th) floor of the Building. Parcel 7 is depicted on the floor plan attached hereto as EXHIBIT A5-1. By this reference, EXHIBIT A5-1 is hereby incorporated in and made a part of EXHIBIT B to the Lease.

         Parcel 7 shall constitute Office Space and from and after the date hereof shall constitute a part of the Leased Premises and otherwise be included in the Net Rentable Area of the Lease. Except as otherwise provided herein, the lease of Parcel 7 shall be subject to all the terms and conditions of the Lease, as amended hereby, as if the same had been originally included therein. Tenant's right to occupy Parcel 7 shall be from the Parcel 7 Commencement Date until November 24, 2002. The total Net Rentable Area of the Leased Premises after Inclusion of Parcel 7 shall be 121,134 square feet of Net Rentable Area.

2.       Rental Accrual Date for Parcel 7.

         The lease of Parcel 7 shall be effective as of the date of this Amendment; provided, however (a) Base Rental and other sums due under the Lease for Parcel 7 shall not commence to accrue for Parcel 7 ("Parcel 7 Rent Commencement Date") until the earlier of (i) the date


                                -Page 3 of 8-

         Tenant takes occupancy of Parcel 7 and commences to conduct its normal and customary business therefrom, or (ii) November 15, 1993.

3.       Lease Term and Base Rental for Parcel 7.

         The Term of the Lease for Parcel 7 and the Base Rental for Parcel 7 is set forth on Schedule-1 of this Fifth Amendment to Lease Agreement attached hereto which is incorporated by this reference. Subject to the adjustments as hereinafter set forth in the event Tenant uses the Allowance (defined below), commencing on the Parcel 7 Rent Commencement Date and continuing thereafter during the Term of the Lease, Tenant shall pay the Base Rental for Parcel 7 as set forth on Schedule-1 of this Fifth Amendment to Lease Agreement.

         The Base Rental rates have been established assuming Tenant leases Parcel 7 on an AS-IS basis with Landlord not providing any allowance or other concessions to Tenant.

         Landlord will advance to Tenant the Allowance to be used to fully design, construct and install the Landlord's Work and the Tenant's Work provided the Base Rental for Parcel 7 is increased by $0.1682 per year per square foot of Net Rentable Area for every $1.00 of costs incurred by Landlord to design, construct and install the Landlord's Work and Tenant's Work which increase in Base Rental is reflected in
         Schedule 2 attached hereto.

         In accordance with the provisions of Paragraph 5 below, Landlord has agreed to advance to Tenant an Allowance ("Allowance") not to exceed Eighteen and 00/100 Dollars ($18.00) per square foot of Net Rentable Area of Office Space contained in Parcel 7 for Tenant to use in the design and construction of the Landlord's Work and Tenant's Work for Parcel 7.

4.       Base Year for the calculation of Tenant's Additional Rental.

         In order to calculate Tenant's Share of Operating Expenses for the Leased Premises, the following different Base Years will be utilized. The Base Year for Parcel 1 shall be 1991 with Tenant's Percentage Share for Parcel 1 being calculated as (2.4637%). The Base Year for Parcel 2 shall be 1992 with Tenant's Percentage Share for Parcel 2 being calculated as (1.7678%). The Base Year for Parcel 3 and the Additional Basement Space shall be 1992 with Tenant's Percentage Share for Parcel 3 being calculated as (4.6198%) and Tenant's Percentage Share for the Additional Basement Space being calculated as (0.9951%). The Base Year for Parcel 4 shall be 1992, with Tenant's Percentage Share for Parcel 4 being calculated as (2.5934%). The Base Year for Parcel 5, Parcel 6 and Parcel 7 shall be 1993 with Tenant's Percentage Share for Parcel 5, Parcel 6 and Parcel 7 collectively being (3.6794%). The Base Year for the remainder of the Leased Premises shall continue to be 1990 with Tenant's Percentage Share being calculated as (40.6076%) for such remainder.

5.       Leasehold Improvements.

         (a) Tenant shall have prepared at Tenant's cost for Landlord's approval drawings, plans and specifications ("Working Drawings") indicating all changes and improvements ("Landlord's Work") which Tenant desires to have constructed and installed in the Leased Premises. The terms and provisions of the Work Letter attached to the


                                -Page 4 of 8-

                 Original Lease shall govern the construction of the Landlord's Work and Tenant's Work except as may be expressly provided otherwise in this Paragraph 5. As soon as the Working Drawings have been approved by Landlord and Tenant, a copy of a schedule of the Working Drawings shall be appended to this Amendment and the Working Drawings shall be deemed incorporated herein for all purposes. Landlord shall diligently pursue towards completion the Landlord's Work depicted in the Working Drawings in accordance with the Construction Schedule. Tenant's Architect shall be an architectural firm selected by Tenant subject to Landlord's approval, which approval shall not be unreasonably withheld, provided such architectural firm is duly licensed by the State of Texas. Tenant shall pay Landlord a one time coordination fee equal to Five Thousand Five Hundred and 00/100 Dollars ($5,500.00) for the supervision of construction of Landlord's Work and Tenant's Work for Parcel 7.

                 (b) Landlord shall immediately proceed to prepare Parcel 7 in accordance with the Working Drawings (with such minor variations as Landlord and Tenant agree upon in writing). Parcel 7 will be deemed "completed" when (i) all Landlord's Work has been substantially completed in accordance with the Working Drawings, except for punch list items which do not materially interfere with Tenant's use thereof, and (ii) Landlord certifies in writing to Tenant as to such completion. By accepting possession of the leasehold improvements contained in Parcel 7, Tenant shall be deemed to have accepted the same in its As-Is condition and to have acknowledged that the same fully complies with Landlord's covenants and obligations hereunder (subject to any punch list items which remain to be completed).

                 (c) All costs and expenses of the Landlord's Work and Tenant's Work shall be paid by Tenant; provided, however, Landlord shall advance to Tenant an allowance for the design and construction of the Landlord's Work and Tenant's Work ("Allowance") up to a maximum of Eighteen and 00/100 Dollars ($18.00) per square foot of Net Rentable Area in Parcel 7 or a total amount equal to Sixty-Nine Thousand Four Hundred Forty-Four and 00/100 Dollars ($69,444.00) to be advanced by Landlord to Tenant and credited against such costs and expenses as incurred. Tenant acknowledges and agrees Landlord's covenant to advance the Allowance to Tenant is not a rent concession or an inducement of any kind because if the Allowance is advanced to Tenant, the Base Rental Tenant is required to pay for Parcel 7 will be increased by $0.1682 per square foot of Net Rentable Area within Parcel 7 per year for every dollar per square foot of Net Rentable Area in Parcel 7 that Landlord advances to Tenant in the form of the Allowance. In the event the total costs of (i) Tenant's Work, (ii) Landlord's Work and (iii) the installation of any improvements or personalty which were not depicted on the approved Working Drawings exceeds the amount of the Allowance (such amount being called the "Overage") Tenant shall pay the Overage in cash to Landlord, upon demand, or, at Tenant's election, Landlord will amortize the Overage in equal monthly installments over five (5) years of the Term at an interest rate of ten percent (10%) per annum commencing on the Parcel 7 Commencement Date. Landlord shall advise
                 Tenant of the amount of the Overage, if any, and Tenant shall either pay the Overage in cash or elect to have the Overage amortized over five (5) years of the Lease Term, such election to be made within three (3) days after receipt of Landlord's notification of the Overage. If Tenant elects to pay


                                -Page 5 of 8-
                the Overage as additional Base Rental, Landlord shall prepare an amendment to the Lease reflecting the new Base Rental for the Leased Premises for Tenant's execution. The Landlord's
                $5,500.00 Coordination Fee may be paid from the Allowance.

                In the event any portion of the Allowance is not used ("Unused Allowance"), the Unused Allowance may be used prior to January 1, 1995 to renovate or construct additional improvements to the Leased Premises provided appropriate Working Drawings are approved by the Landlord. Any use of the Unused Allowance will cause an increase in the Base Rental for Parcel 7 as set forth in this Paragraph 5. After construction of the improvements and a final determination of how much of the Allowance Tenant desires to use, Landlord and Tenant agree to enter into an appropriate amendment to the Lease to confirm the adjusted Base Rental for Parcel 7.

6.       Parking.

         Landlord and Tenant ratify and confirm that the parking provisions of the Original Lease as set forth in Section 3.04 remain in full force and effect. Landlord and Tenant acknowledge that Tenant will continue to have all Parking Rent abate for the Leased Premises until September 1, 1994. In addition, to the extent the Net Rentable Area of the Leased Premises changes as a consequence of Tenant leasing Parcel 7, then Parcel 7 shall be deemed part of the Initial Leased Premises (and not space obtained pursuant to Section 2.10 or Section 2.11) and the number of parking permits and the charges therefor for Parcel 7 are set forth in Section 3.04 (a) through (d) of the Original Lease. Notwithstanding anything herein to the contrary, Landlord and Tenant agree that Tenant shall not pay rental for any parking permits provided to Tenant for Parcel 7 until November 25, 1995. Landlord and Tenant acknowledge that the Parking Facilities have been re-striped and the current parking ratio is 4.00. The attached Schedule 3 identifies the parking permits allocated Tenant.

7.       Termination Option.

         Notwithstanding anything contained herein to the contrary, so long as Tenant is not in default under the Lease beyond any applicable grace period, Tenant shall have the right by giving written notice to Landlord no later than February 28, 2000, to terminate its lease of Parcel 7 effective as of August 31, 2000, provided Tenant pays to Landlord the termination fee (hereinafter defined).

         Tenant's notice to terminate its lease of Parcel 7 must be received by Landlord no later than February 27, 2000. If Tenant shall terminate its lease of Parcel 7, Tenant shall pay to Landlord a termination fee (the "Termination Fee") equal to (a) the unamortized cost of the leasehold improvements paid for by landlord for Parcel 7 (using an interest rate of ten percent (10%) over the term of this Amendment to Lease Agreement, plus (b) the unamortized cost of any leasing commissions paid by Landlord for Parcel 7 (using an interest rate of ten percent (10%) over the term of this Amendment to Lease Agreement).


                                -Page 6 of 8-

8.       Tenant hereby covenants, represents and warrants to Landlord that:

         (a) Tenant is solvent; that no bankruptcy or insolvency proceedings are pending or contemplated by or against Tenant; and that this Amendment is the legal, valid and binding obligation of Tenant enforceable against Tenant in accordance with its terms, except as enforceability hereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to Landlord's rights and by general principles which may limit the right to obtain equitable remedies.

         (b) Except as expressly amended by this Amendment, the Lease is in all respects ratified and confirmed, and the terms, provisions, representations, warranties, covenants and conditions thereof shall be and remain in full force and effect.

         (c) The covenants, representations and warranties contained in the Lease are true and correct in all material respects on and as of the date hereof as though made on and as of this date, and to the best of its knowledge and belief Tenant is not in default in any manner under the Lease or under any document, writing or instrument executed in connection therewith or herewith.

         (d) All information, reports, statements and other data furnished by or on behalf of Tenant prior to, contemporaneously with, or subsequent to the execution of the Lease or this Amendment are and shall be true and correct to the best of its knowledge and belief and do not and shall not omit to state any fact or circumstance necessary to make the information contained therein or herein not misleading. Upon request of Landlord, Tenant shall provide to Landlord on a quarterly basis company prepared financial statements and on an annual basis annual audited financial statements of the Tenant and FFMC.

         (e) To the best of its knowledge and belief Tenant has no claims, demands, counterclaims, defenses, allowances, adjustments or offsets arising out of or in any way related to the Lease (as amended hereby) or arising out of any document, writing or instrument executed in connection therewith or herewith.

9. This Amendment (i) shall be binding upon the Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns; (ii) may be renewed, modified or amended only by a writing signed by each party hereto; (iii) shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America; (iv) may be executed in several counterparts, and each counterpart when so executed and delivered shall constitute an original agreement, and all such separate counterparts shall constitute one and the same agreement; and (v) together with the Lease, embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.


                                -Page 7 of 8-

         IN WITNESS WHEREOF, this Amendment is executed in multiple counterparts by Landlord and Tenant effective as of the date first written above.


TENANT:

TELECHECK SERVICES, INC.

By: Barry W. Burt
    -----------------------------
    Barry W. Burt, Vice President



LANDLORD:

VPM 1988-1, LTD.,
a Texas limited partnership

By: VERIQUEST REAL ESTATE SERVICES, INC.,
    its General Partner

    By: Larry A. Strickland
        ---------------------------
        Larry A. Strickland, President





Exhibit A5-1 - Parcel 7
Schedule 1 - Lease Term and Base Rental for Parcel 7
Schedule 2 - Adjustments to Base Rental for Allowance Used by Tenant
Schedule 3 - Parking Allocation
Working Drawings - To be appended





                                -Page 8 of 8-